DISCLAIMER

The appraisal report appearing below is addressed to NationsBank of Texas, N.A. ("NationsBank"). NationsBank does not represent that the presumptions or conclusions in the appraisals are relevant or accurate and does not endorse the conclusions set forth in the appraisal. Any value, presumption, or conclusion regarding the property or properties appraised in the report must be verified independently of NationsBank. This appraisal has not been approved by NationsBank and is being transmitted without representation and warranty of NationsBank.

                               ARTHUR ANDERSEN LLP

                            VALUATION SERVICES GROUP

                                  Appraisal of
                            Boronda Manor Apartments
                             2073 Santa Rita Street
                               Salinas, California
                             As of November 19, 1997
                                       For
                                  Merrill Lynch

                                       By
                               Arthur Andersen LLP
                            San Francisco, California

                         [LETTERHEAD OF ARTHUR ANDERSEN]

November 26, 1997
Mr. Anthony N. Rokovich
Merrill Lynch
Corporate and Institutional Client Group
World Financial Center
New York, NY 10281-1326

RE: Appraisal Report
    Boronda Manor Apartments
    2073 Santa Rita Street
    Salinas, California

Dear Mr. Rokovich:

As you requested, we have inspected and appraised the above referenced property. A description of the property appraised, together with explanations of the appraisal procedures used, are presented in the body of this report.

The purpose of this appraisal is to estimate the market value of the fee simple interest in the real estate, subject to the definition of market value, the general assumptions and limiting conditions, and the certification as set forth in this appraisal report. The intended use of the appraisal is for securitization purposes for Merrill Lynch. We have not been engaged to make specific purchase or sale recommendations. Our work is designed solely to provide information that will allow you to make an informed decision.

This appraisal has been prepared in accordance with the Code of Professional Ethics and Standards of Professional Practice set forth by the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP) adopted by the Appraisal Foundation and FIRREA standards. This report may not be included or referred to in any Securities and Exchange Commission filing or other public document.

Based upon the data and conclusions presented in the attached report, it is our opinion that the fee simple market value of the subject, as of November 19, 1997, is:

                  EIGHT MILLION SEVEN HUNDRED THOUSAND DOLLARS

                                   $8,700,000

The following report contains a study and analysis of data and other material upon which our value conclusions have been predicated.

Respectfully submitted,


/s/ Arthur Andersen LLP

                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

LETTER OF TRANSMITTAL........................................................i

SUMMARY OF SALIENT FACTS AND CONCLUSIONS....................................iv

CERTIFICATION................................................................v

GENERAL ASSUMPTIONS AND LIMITING CONDITIONS.................................vi

INTRODUCTION.................................................................1
    Property Identification..................................................1
    Purpose and Date of Appraisal............................................1
    Intended Use of the Appraisal............................................1
    Extent of Data Collection................................................1
    Scope of the Assignment..................................................2
    Competency Provision.....................................................2
    Property Rights Appraised/Definition of Fee Simple Estate................2
    Definition of Market Value...............................................3
    Ownership History........................................................3

AREA AND SUBJECT DESCRIPTION.................................................4
    Area Description.........................................................4
    Area Map.................................................................4
    Apartment Market Overview of Monterey County/Salinas
California...................................................................8
    Neighborhood Description................................................11
    Neighborhood Map........................................................13
    Site Description........................................................14
    Tax Map.................................................................16
    Zoning..................................................................17
    Zoning Map..............................................................18
    Legal Description.......................................................19
    Summary of Site.........................................................19
    Building Improvement Description........................................19
    Real Estate Taxes and Assessments.......................................22

HIGHEST AND BEST USE........................................................23
    As Vacant...............................................................23
    As Improved.............................................................23

VALUATION...................................................................25

SALES COMPARISON APPROACH...................................................27
    Adjustments.............................................................27
    Comparable Sales Adjustment Grid........................................29
    Comparable Sales Map....................................................33
    Summary of Sales Comparison Approach....................................34

INCOME CAPITALIZATION APPROACH..............................................35
    Direct Capitalization...................................................35
    Property Income Analysis................................................36
    Comparable Rentals Analysis Chart.......................................39


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                           Arthur Andersen LLP -- Valuation Services Group    ii
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                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

    Comparable Rentals Map..................................................40
    Property Expense Analysis...............................................44
    Subject's Historical Expenses...........................................45

    Overall Capitalization Rates............................................46
    Income Capitalization Approach Conclusion...............................47
    The Direct Capitalization Model.........................................48

RECONCILIATION AND FINAL VALUE ESTIMATE.....................................49

ADDENDA.....................................................................50


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                           Arthur Andersen LLP -- Valuation Services Group   iii

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

SUMMARY OF SALIENT FACTS AND CONCLUSIONS

Name:                                       Boronda Manor Apartments

Location:                                   2073 Santa Rita Street
                                            Salinas, California 93906

Owner of Record:                            CMP-1 LLC

Site Data

   Land Area:                               7.54 acres (approximately 328,442
                                            square feet on three legal,
                                            contiguous parcels)

   Property Tax Identification:             253-111-018, -019, -020

   Zoning:                                  (R-H-2.3) High Density Residential
                                            District

Improvement Data

Building Type:                              The subject consists of 207
                                            apartment units, housed in 22
                                            two-story, garden apartment
                                            buildings. The property is gated and
                                            contains laundry facilities and
                                            covered parking, but no other common
                                            amenities.

Building Area:                              The twenty-two buildings contain a
                                            total net rentable area of
                                            approximately 125,787 square feet,
                                            or about 608 square feet per unit.

Year Completed:                             The subject property was constructed
                                            during 1978/79 and has undergone
                                            periodic renovations since that
                                            time.

Highest and Best Use:                       As vacant, for development of a
                                            garden apartment complex. As
                                            improved, continued use as a garden
                                            apartment complex.

Existing Leases:                            The subject property is currently
                                            subject to short-term leases for
                                            each rental unit.

Purpose of Appraisal:                       To estimate the market value
                                            of the fee simple interest
                                            for the subject property.

Value Estimates

   Cost Approach:                           N/A
   Sales Comparison Approach:               $9,100,000
   Income Capitalization Approach:          $8,600,000
   Value Conclusion:                        $8,700,000

Date of Value:                              November 19, 1997


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                           Arthur Andersen LLP -- Valuation Services Group    iv

                                CERTIFICATION AND
                               LIMITING CONDITIONS

CERTIFICATION AND LIMITING CONDITIONS

                                                                   CERTIFICATION
--------------------------------------------------------------------------------

CERTIFICATION

We, certify that, to the best of our knowledge and belief:

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Further, this appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

5. Devlin W. Gardella made a personal inspection of the property that is the subject of this report on November 19, 1997. James Gavin did not inspect this property. The value date is November 19, 1997, coinciding with our inspection date.

6. No one provided significant professional assistance to the person(s) signing this report.

7. We certify that to the best of our knowledge and belief, the reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) adopted by the Appraisal Foundation and the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute and FIRREA standards.

8. We certify that the use of this report is subject to the requirements of the Appraisal Institute relating to the review by its duly authorized representatives.

9. As of the date of this report, James Gavin, MAI has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ James Gavin                 /s/ Devlin W. Gardella
------------------------------  ------------------------------
James Gavin, MAI                Devlin W. Gardella T-6
Principal, Valuation Services   Manager, Valuation Services
State of California             State of California
Certified General Appraiser     Certified General Appraiser
License No. AG005296            License No. AG025486


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                           Arthur Andersen LLP -- Valuation Services Group     v

                                                             LIMITING CONDITIONS
--------------------------------------------------------------------------------

GENERAL ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal study report is subject to the following general assumptions and limiting conditions:

      1. No investigation has been made of, and no responsibility is assumed for, the legal description of the property being valued or legal matters, including title or encumbrances. Title to the property is assumed to be good and marketable unless otherwise stated. The property is assumed to be free and clear of any liens, easements or encumbrances unless otherwise stated.

      2. Information furnished by others, upon which all or portions of this appraisal is based, is believed to be reliable, but has not been verified in all cases. No warranty is given as to the accuracy of such information.

      3. It is assumed that all required licenses, certificates of occupancy, consents or other legislative or administrative authority from any local state, or national government or private entity or organization have been or can readily be obtained or renewed for any use on which the value estimate contained in this report is based.

      4. Full compliance with all applicable federal, state and local zoning, use, occupancy, environmental and similar laws and regulations is assumed, unless otherwise stated.

      5. No responsibility is taken for changes in market conditions and no obligation is assumed to revise this report to reflect events or conditions which occur subsequent to the appraisal date thereof.

      6. The opinion of value is predicated on the financial structure prevailing as of the date of this appraisal.

      7.    Responsible ownership and competent property management are assumed.

      8. Areas and dimensions of the property were obtained from sources believed to be reliable. Maps or sketches included in this report are only to assist the reader in visualizing the property and no responsibility is assumed for their accuracy. No independent surveys were conducted.

      9. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging engineering studies that may be required to discover them. Please refer to the following special assumptions.

      10. No soil analysis or geological studies were ordered or made in conjunction with this report, nor was an investigation made of any water, oil, gas, coal, or other subsurface mineral and use rights or conditions.

      11. Neither Arthur Andersen nor any individual signing or associated with this report shall be required by reason of this report to give further consultation, provide testimony, or appear in court or other legal proceedings unless specific arrangements therefore have been made.


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                           Arthur Andersen LLP -- Valuation Services Group    vi

                                                             LIMITING CONDITIONS
--------------------------------------------------------------------------------

      12. This report has been made only for the purpose stated and shall not be used for any other purpose. Neither this report nor any portions thereof (including, without limitation, any conclusions, the identity of Arthur Andersen or any individuals signing or associated with this report, or the professional associations or organizations with which they are affiliated) shall be disseminated to third parties by any means without the prior written consent and approval of Arthur Andersen.

      13. The date of value to which the opinion expressed in this report applies is set forth in the opinion letter at the front of this report. Our value opinion is based on the purchasing power of the United States dollar as of that date.

      14. Unless otherwise stated in this report, no hazardous material, which may or may not be present on or near the property, was observed. We have no knowledge of the existence of such materials on, or in, the property; however, we are not qualified to detect such substances. The presence of potentially hazardous substances such as asbestos, urea-formaldehyde foam insulation, or industrial wastes may affect the value of the property. The value estimate herein is predicated on the assumption that there is no such material on, in, or near the property that would cause a loss in value. No responsibility is assumed for any such conditions or for any expertise or engineering knowledge required to discover them. The client should retain an expert in this field if further information is desired.

      15. This appraisal has been made in conformance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation.

      16. The allocation in this report of the total valuation among components of the property applies only to the program of utilization stated in this report. The separate values for any components may not be applicable for any other purpose and must not be used in conjunction with any other appraisal.

      17. This report may not be included or referred to in any Securities and Exchange Commission filing or other public document.

      18. Since earthquakes are not uncommon in the subjects' areas, no responsibility is assumed due to their possible effect on individual properties unless detailed geologic reports are made available. No current report has been provided to the appraisers.

      19. The Americans with Disabilities Act ("ADA") became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

      20. The client shall indemnify and hold harmless Arthur Andersen LLP and its personnel from and against any claims, liabilities, costs and expenses (including, without


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                           Arthur Andersen LLP -- Valuation Services Group   vii

                                                             LIMITING CONDITIONS
--------------------------------------------------------------------------------

            limitation, attorney's fees and the time of Arthur Andersen LLP personnel involved) brought against, paid or recurred by Arthur Andersen LLP at any time and in any way arising out of or relating to Arthur Andersen LLP services under this letter, except to the extent finally determined to have resulted from the gross negligence or willful misconduct of Arthur Andersen LLP personnel. This provision shall survive the termination of this agreement for any reason.

      21. Arthur Andersen LLP maximum liability relating to services rendered under this letter (regardless of form of action, whether in contract, negligence or otherwise) shall be limited to the charges paid to Arthur Andersen LLP for the portion of its services or work products giving rise to liability. In no event shall Arthur Andersen LLP be liable for consequential, special incidental or punitive loss, damage or expense (including without limitation, lost profits, opportunity costs, etc.) even if it has been advised of their possible existence.


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                           Arthur Andersen LLP -- Valuation Services Group  viii

                                  INTRODUCTION

                                                                    INTRODUCTION
--------------------------------------------------------------------------------

Property Identification

The subject property, located at 2073 Santa Rita Street, Salinas, California, is situated at the terminus of Santa Rita and Swaner Streets, just east of North Main Street and north of Boronda Road. The property, comprised of 7.54 acres, is improved with a 207-unit garden apartment complex.

Purpose and Date of Appraisal

The purpose of the appraisal is to estimate the market value of the fee simple interest in the subject property. This report has been prepared for Merrill Lynch for internal purposes and may not be disseminated to a third party without the prior written consent of Arthur Andersen LLP. We have not been engaged to make specific purchase or sale recommendations. Our work is designed solely to provide information that will allow you to make an informed decision.

Intended Use of the Appraisal

It is understood that the function of this report is for use by Merrill Lynch for securitization purposes.

Extent of Data Collection

As part of this assignment, the appraisers made a number of independent investigations and analyses. In conducting our investigation, various governmental planning agencies were contacted for demographic data, land policies, trends and growth estimates. Neighborhood data was supplemented by physical inspection of the defined area. All phases of the competitive market were analyzed for past trends and current data.

A diligent search for comparable data was conducted, and sale and rental information was obtained from public and private sources. The comparable information was within the property's market area and was analyzed and adjusted, where necessary, for deriving value indications by the Sales Comparison Approach and Income Approach. The approaches to value considered applicable in this report are discussed in detail within each individual section. The valuation is based upon the findings contained in this report and is subject to all the assumptions and limiting conditions contained herein.


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                           Arthur Andersen LLP -- Valuation Services Group     1

                                                                    INTRODUCTION
--------------------------------------------------------------------------------

Scope of the Assignment

This report is a complete, self-contained appraisal which has been prepared in accordance with the Code of Professional Ethics and Standards of Professional Practice set forth by the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice (USPAP) as adopted by the Appraisal Foundation and FIRREA standards.

In order to arrive at a value indication for the subject, we have investigated the general economy of Monterey County, and the Salinas Metropolitan Area. The subject was physically inspected, resulting in the site and building improvement descriptions presented within this report. The legal and physical factors of the property enabled us to determine the highest and best use of the subject as vacant and improved.

Based upon the highest and best use of the subject, we have prepared a valuation considering the Sales Comparison Approach and the Income Capitalization Approach. Under these approaches, we have investigated numerous rental comparables and improved sales within Monterey County and the surrounding area.

The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

Competency Provision

We have the knowledge and experience to complete this appraisal assignment and have appraised this property type before.

Property Rights Appraised/Definition of Fee Simple Estate

The property rights being appraised are the fee simple interest. A Fee Simple Estate is defined by The Dictionary of Real Estate Appraisal (1993), published by the Appraisal Institute, as follows:

      "An absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power and escheat."


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                           Arthur Andersen LLP -- Valuation Services Group     2

                                                                    INTRODUCTION
--------------------------------------------------------------------------------

Definition of Market Value

The following definition of market value as adopted by the Appraisal Foundation in the Uniform Standards of Professional Appraisal Practice is as follows:

      "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus.

      Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    buyer and seller are typically motivated;

      2. both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    a reasonable time is allowed for exposure in the open market;

      4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

      Source: Uniform Standards of Professional Appraisal Practice (USPAP) 1994.

Ownership History

According to public records, the subject is owned by CMP-1 LLC. The current owner is a partnership of American Apartment Communities and JH Realty Investments, who purchased the subject property on October 30, 1996 as part of a bulk sale transaction that included eighteen apartment complexes, three commercial properties, four private homes and a trailer park. Of the total transaction price, $7,861,000 were allocated to the subject, which equates to approximately $38,000 per unit. Since acquisition, nearly $65,000 were invested on a wide variety of small projects.

No other market transactions have been recorded over the last three years. Reportedly, there are no pending purchases of the property.


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                           Arthur Andersen LLP -- Valuation Services Group     3

                                AREA AND SUBJECT
                                   DESCRIPTION

                                                    AREA AND SUBJECT DESCRIPTION
--------------------------------------------------------------------------------

Area Description

Introduction

The subject property is located about half a mile inside the northern city limits of Salinas (very near the Boronda Road/Highway 101 interchange). The city of Salinas is located 8 miles inland from Monterey Bay, 18 miles northeast of the Monterey Peninsula, 101 miles south of San Francisco and 325 miles north of Los Angeles and occupies the northern third of the Salinas Valley, which is situated between the Gabilan mountain range on the east and the Santa Lucia range on the west.

The Salinas Valley ranges from 10 to 20 miles wide and about 150 miles long. Aside from the city of Salinas, and a number of smaller and rapidly growing towns spread along the Highway 101 corridor (101 runs the length of the Valley), Salinas Valley contains roughly 640,000 acres of farmland. Given the vast amount of farmland surrounding Salinas, it should come as no surprise that agriculture is the area's principal industry. However, because Salinas is the county seat, the services and government sector present the largest industry within the city limits, claiming more than half the local workforce.

Population

Salinas is the largest city in Monterey County with a 1996 population of 122,390 or about a third of the County's 1996 population of 370,996. The Association of Monterey Bay Area Governments (AMBAG) projects that the populations of Salinas and Monterey County for the year 2000 will be 138,271 and 394,171 respectively. These projections represent about a 3% annual increase for Salinas and about a
1.5 % annual increase for Monterey County.

According to the June 1997 "Community Profile," offered by the city of Salinas, 51% of the population are Hispanic and 39% are Caucasian. Only about 10% of the population are Asian (7%), African American (2%) and Native American (1%); thus, Salinas is not very diverse, ethnically. As of the 1990 federal census, the median age in Salinas was just under 28 years and haft the population was female.

Employment

As noted earlier, agriculture and agricultural-related businesses comprise the bulk of Monterey County's employment base. Salinas serves as the County's center for agricultural, industrial, financial and governmental activities. In fact, the retail and services industry are providing more jobs across the county. The Employment Development Department projects non-agricultural employment to total 117,398 in 1998 (a change of 8,004, or about a 7% increase), led by 3,800 added


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                           Arthur Andersen LLP -- Valuation Services Group     4

                                                    AREA AND SUBJECT DESCRIPTION
--------------------------------------------------------------------------------

jobs in service businesses, 2,100 more jobs in retail trade and health services and 400 new construction jobs. Although total non- agricultural jobs are expected to increase, the Salinas unemployment rate raised from 8.1% in June 1996 to 18.4% in January 1997, largely due to the seasonal, migratory labor force associated with the agricultural based. Note that the seasonality associated with the unemployment rate is typical. Below is a table of the major employers in Salinas

        Major Employers in Salinas - Source: Salinas Chamber of Commerce
================================================================================
Agricultural
Dole Fresh Vegetable Company                                              35,000
Tanimura & Antle                                                           1,900
Fresh International                                                        1,600
D'Arrigo Brothers                                                          1,200
Fresh Western Marketing                                                      850
Mann Packing Company                                                         745
Fresh Choice                                                                 370
Sea Mist Farms                                                               180
Merrill Farms                                                                157
The Nunes-Company                                                            135

Manufacturing
Integrated Device Technology, Inc.                                           520
McCormick & Company (Schilling)                                              400
Radionics                                                                    220
J. M. Smucker Company                                                        200
Stone Container Corp.                                                        180
National Refractories                                                        176
Weyerhaeuser                                                                 155
The Californian                                                              150
Royal Packing Company                                                        150
The Lantis Corporation                                                       135

Non-Manufacturing
County of Monterey                                                         3,342
Household of Monterey                                                      2,000
Salinas Valley Memorial Hospital                                           1,500
Salinas Union High School District                                         1,400
Salinas City Elementary School District                                      800
Natividad Medical Center                                                     790
City of Salinas                                                              584
Alisal School District                                                       550
Pacific Bell                                                                 373
Social Security Teleservice Center                                           315
Hartnell College                                                             235
Pacific Gas & Electric                                                       205
================================================================================


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

                                                    AREA AND SUBJECT DESCRIPTION
--------------------------------------------------------------------------------

Agriculture

The earth-rich Salinas Valley, coupled with the year-round mild climate, has allowed Monterey County to be the largest producer of fresh vegetables as compared to any other county in the United States. In fact, Monterey County produces about 80 percent of the nation's artichokes and lettuce, 73 percent of its broccoli, slightly more than half of its cauliflower and almost haft of the nation's spinach. Additionally, the Salinas Valley recently produced more than 82 thousand tons of wine grapes, ranking it 13th in California. In 1995, Monterey County exported more than 680.5 million tons of produce (primarily to Southeast Asia, Canada and Mexico), representing a substantial increase over 1994 and 1993 totals (about 570.5 and 592.4 million tons, respectively).

Effective Buying Income

As of the 1990 census, the mean household incomes for Salinas and Monterey County were $36,278 and $43,185 respectively. This means that Salinas effective buying income was nearly 20 percent below the county's average. Salinas' June 1997 "Community Profile" reports the median family income (four person household) to be $45,600, which translates to an approximate 3.3 percent annual increase since 1990. A comparable statistic for Monterey County was not available.

Conclusion

Salinas' economy is fueled primarily by the agriculture industry, secondarily by the public sector as it is the county seat. Due to the prevalence and nature of the agriculture industry, unemployment tends to be seasonal and wages less than the average. The Chamber of Commerce anticipates that most of the growth will occur to the northeast of the city (adjacent to the subject's neighborhood), as they hope to position Salinas as the "crossroads" for the Valley.


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                                                    AREA AND SUBJECT DESCRIPTION
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                               [AREA MAP OMITTED]


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                                                    AREA AND SUBJECT DESCRIPTION
--------------------------------------------------------------------------------

Apartment Market Overview of Monterey County/Salinas California

For our market overview, we have relied on a survey conducted by RealFacts as of September 1997. Although the survey is not exhaustive, it includes 23 complexes totaling more than 3,200 units for Monterey County and 9 complexes totaling more than 2,000 units for Salinas. The survey focuses on complexes containing at least 40 units and deemed to be institutional investment-grade properties. In this survey, Monterey County includes the cities of Monterey, Pacific Grove and Salinas, representing about 27%, 10% and 63% of the total, respectively. The following table summarizes the survey's inventory characteristics as compared to the subject property.

     Multi-Family Housing Survey - Source: RealFacts & JH Management Company

================================================================================
Characteristic                            Monterey Co.    Salinas       Subject
--------------                            ------------    -------       -------
Number of Complexes                            23            9            n/a
Total Unit Inventory                         3,241         2,033          n/a
Average Number of Units per Complex           141           226           207
Average Occupancy Rate                       95.8%         94.4%         94.2%
Earliest Year Built                           1961          1974          n/a
Latest Year Built                             1990          1988          n/a
Average Year Built                            1975          1983        1978/79
================================================================================

The collective unit mix for Monterey County consisted predominantly of one- and two-bedroom units (only about 3% were studios and about 2% were three-bedroom units). As for Salinas, the collective unit mix contained no studio units and less than 3% were three-bedroom units. The survey reported the following average unit sizes and average rents per square foot (we include the subject information for comparison purposes):

      Monterey County -    864 square feet     $1.00 per square foot
      Salinas -            962 square feet     $0.92 per square foot
      Subject -            608 square feet     $1.01 per square foot

The charts on the following page compare average rents (for all units surveyed) with average occupancies for Monterey County and Salinas over the two-year period (by quarter) prior to the survey.


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                                                    AREA AND SUBJECT DESCRIPTION
--------------------------------------------------------------------------------

 Monterey County Average Rents vs. Average Occupancies from 4th Qtr 1995 to 3rd
                                    Qtr 1997

                              [LINE GRAPH OMITTED]

                Source: Real Facts - Compiled by Arthur Andersen

As rents have gradually increased across Monterey County, occupancies have stabilized between 95 and 96 percent. The trend for rents continues to increase despite stabilizing occupancies, which continue to remain at a fairly high level.

Salinas Average Rents vs. Average Occupancies from 4th Qtr 1995 to 3rd Qtr 1997

                              [LINE GRAPH OMITTED]

                Source: Real Facts - Compiled by Arthur Andersen

In Salinas, rents were substantially increased from the first quarter of 1996 to the second quarter of 1996. Within a three-month period, the market reacted by a corresponding drop in occupancy levels, albeit from a high mark. Rents tapered slightly before continuing their upward trend, while local occupancies hovered between 94 and 95 percent.


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                                                    AREA AND SUBJECT DESCRIPTION
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New Construction

Currently, multi-family apartment units and condominiums account for about 34 percent of Salinas's housing stock, which totals 35,502 units. By the year 2000, several new housing developments will bring thousands more to Salinas:

      1. The Harden Ranch subdivision in north Salinas includes 1,683 single-family homes, 719 multi-family units and designated areas for churches, schools and a park.

      2. The Creekbridge project comprises 1,000 single- and 1,030 multi-family units.

      3. The Williams Ranch subdivision in east Salinas is slated for 1,551 homes and 519 condominiums and/or apartment units.

The only growth restrictions present are certain agricultural lands bordering the city limits. Salinas's master plan prohibits city officials from considering new projects (commercial or residential) to the south or west of the city's borders. The subject is located at the city's northern limits, an area primed for future expansion. Although there are no current plans for new commercial construction in the subject's area, single-family lots/homes are being offered in the Harden Ranch subdivision.

Conclusion

The local apartment market seems fairly tight, as rents continue to increase while occupancies remain mostly stable near 95 percent. As new units are added to the supply over the next few years, area rents should soften slightly with occupancies feeling some pressure as well. However, there are many older complexes included in the local supply that could capture higher rents now if they were better positioned via capital investments (painting) or operational expenditures (added security).


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                                                    AREA AND SUBJECT DESCRIPTION
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Neighborhood Description

The Boronda Manor Apartments are located at the terminus of Santa Rita and Swaner Streets, just east of North Main Street and north of Boronda Road, in the northern limits of Salinas, California. (Refer to the neighborhood map at the end of this section.) Boronda Road is accessed via an interchange with Highway 101, one of the county's principal transportation arteries. North Main Street, a major thoroughfare for Salinas, intersects Boronda Road just east of Highway 101 and runs parallel to 101 near the subject property.

Although the subject site abuts Boronda Road's northern side just east of the intersection of Boronda Road and North Main Street, which is a heavily traveled intersection, visibility is currently limited and access to the subject may only be achieved indirectly from one of the side streets (East Lamar Street for example) from Main. There is no direct access from Boronda, though some of the subject's buildings are visible. The property manager noted that she is currently working with Salinas to obtain approval for a larger sign accompanied with colorful shrubbery and/or flowers to be placed at the northeast corner of Boronda Road and North Main Street.

Kitty-corner from the subject, at the southwest corner of Boronda Road and North Main Street, sits the Northridge Mall. The Northridge Mall, anchored by JCPenney, Macy's, Mervyn's and Sears, contains more than 130 stores and restaurants, including many other regional and national retailers such as The Disney Store, Men's Wearhouse, Payless Drug Store and Toys R Us. In fact, retail/commercial use nearby the mall is, as expected, prevalent. Thus, retail/commercial use dominates the neighborhood south of the subject, which is also the direction to downtown Salinas.

Single-family residences primarily surround the subject's north and east boundaries, extending to the city limits which is less than a mile in both directions. Ancillary residential uses are included in this area, such as Santa Rita Elementary School, Gabilan View Middle School, Santa Rita North Park, and the Lamplighter Mobile Homes Park. Some of the homes have barred windows, the only indication of a higher-than-average crime rate. The subject's property manager noted that the neighborhood has improved over the last few years, as new retail development has been completed and, more importantly, the tenant-screening process has become more thorough.

Farmland lay outside the city limits with sparse homesteads. Just outside the current city limits, adjacent to the retail/commercial development along Boronda Road and very near the subject site, there is farmland. It appears that this land will eventually provide for additional


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                                                    AREA AND SUBJECT DESCRIPTION
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retail/commercial development as more single-family homes are developed to the north and east along San Juan Grade and Rogge Roads.

Given the current development of the neighborhood, the "boundaries" appear to be Highway 101, Russell Road, San Juan Grade Road and Boronda Road. This area comprises the most northern tip of Salinas. As additional retail and commercial development occurs, the tip should broaden in an easterly direction.

The subject's main competition appears to be other apartment complexes located in the northern tip of Salinas. More attention will be turned towards these complexes when we discuss market rents under the income capitalization approach.

In general, the area is primarily residential and agricultural in nature with most of the retail and commercial use radiating from the Boronda Road/Highway 101 interchange. Not only are major retailers located here, but a host of fast food restaurants, convenience stores, banks and gas stations. The subject's proximity to this interchange makes access fairly easy; plus, the fact that it is nestled in a residential district seems to give the residents a better sense of community (for example, children are able to walk to school without crossing busy thoroughfares). Additionally, the neighborhood is simply becoming a better place to live.


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                                                    AREA AND SUBJECT DESCRIPTION
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                           [NEIGHBORHOOD MAP OMITTED]


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Site Description

The description of the site can be summarized as follows:

Location:                                The subject is located at the south end
                                         of Santa Rita Street and the west end
                                         of Swaner Street (these two streets
                                         dead- end into one another) within the
                                         municipal limits of the City of
                                         Salinas, County of Monterey, State of
                                         California. Ingress and egress to the
                                         subject site is available through one,
                                         gated entrance, either from Santa Rita
                                         Street or Swaner Street.

Land Area:                               The subject site comprises three legal,
                                         contiguous parcels and is identified by
                                         the Monterey County Assessor (for tax
                                         purposes) as 253-111-018 (1.75 acres),
                                         253-111-019 (3.28 acres) and
                                         253-111-020 (2.51 acres). Collectively,
                                         the site contains 7.54 acres, or+/-
                                         328,442 square feet. Refer to the tax
                                         map at the end of this section.

                                         The site is irregularly shaped, in part
                                         and in whole. Altogether, it has
                                         frontage along the south side of East
                                         Lamar Street, the west side of Santa
                                         Rita Street and the north side of
                                         Boronda Road.

Topography & Drainage:                   The subject site is lightly sloping and
                                         at grade with the street frontages.
                                         Inspection of the asphalt the parking
                                         area and other outdoor common areas
                                         indicated them to be average condition
                                         with no signs of significant erosion.

Flood Zone Description:                  According to flood plain map prepared
                                         by the Federal Emergency Management
                                         Agency the subject site is located
                                         flood zone B, defined as: "Areas
                                         between limits of the 100-year flood
                                         and 500-year flood; or certain areas
                                         subject to 100-year flooding with
                                         average depths less than one (1) foot
                                         or where the contributing drainage area
                                         is less than one square mile; or areas
                                         protected by levees from the base
                                         flood." The map number is 0602020001D
                                         dated November 4, 1981. A copy of the
                                         map is the addenda.

Easements:                               The subject has typical water, sanitary
                                         sewer and storm dram easements which do
                                         not appear to negatively affect the
                                         site.

Public Services/Utilities:               Water, Sewer - City of Salinas
                                         Trash - City of Salinas
                                         Electric - PG&E
                                         Gas - PG&E
                                         Telephone- Pacific Bell


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                                                    AREA AND SUBJECT DESCRIPTION
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Parking Spaces:                          The subject site contains 322 parking
                                         spaces, many of which are covered. Each
                                         unit is designated at least one space.

Covenants, Conditions & Restrictions:    None noted.

Soils Reports:                           It is assumed in this appraisal report
                                         that no adverse soil or subsoil
                                         conditions exist that would impair the
                                         use of property, its value and
                                         marketability.

Hazardous Waste:                         No evidence of the presence of
                                         hazardous wastes in the land or
                                         improvements at the subject was noted
                                         by the appraisers. It should be noted
                                         that the appraisers are not qualified
                                         to detect hazardous wastes and/or toxic
                                         materials. Any comment by the
                                         appraisers that might suggest that the
                                         existence or absence of such substances
                                         should not be taken as confirmation or
                                         denial of the presence of hazardous
                                         wastes and/or toxic materials.Such
                                         determination would require an
                                         investigation by a qualified expert in
                                         the field of environmental assessment.

                                         Due to the age of the improvements
                                         (pre-1980), it is possible asbestos
                                         could have been used in a variety of
                                         different ways within building
                                         materials.

                                         The presence of substances such as
                                         asbestos or ureaformaldehyde foam
                                         insulation or other potentially
                                         hazardous material may affect the value
                                         of the property. Our value estimate is
                                         predicated on the assumption that there
                                         is no such material on or in the
                                         subject that would cause a loss in
                                         value.

                                         No responsibility is assumed for any
                                         environmental conditions, or for any
                                         expertise or engineering knowledge
                                         required to discover them. The
                                         descriptions and comments are the
                                         result of the routine observations made
                                         during the appraisal process.


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                                                  AREA AND SUBJECT DESCRIPTION
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                                [GRAPHIC OMITTED]


                           [TAX RATE AREA MAP OMITTED]


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Zoning

The site is currently zoned R-H-2.3, High Density Residential District, by the Salinas Planning Department. This zone is intended to provide the orderly development of high density residential areas and further to maintain and enhance those living environment characteristics consistent with established community values. More specifically, R-H-2.3 is to provide for high density multifamily dwelling units where the maximum density, including density bonus, is 24 units per acre. The subject possesses about 27.5 units per acre, thus, it represents a legally nonconforming use.

Subject to the provisions of this zone, the following buildings, structures and uses, either singly or in combination, are permitted: small family day care homes, home occupations, manufactured housing, residential care facilities, single-family dwellings, minor utilities as accessory structures and uses, and some temporary uses.

Additionally, the High Density Residential District includes the following property development regulations:

      o     minimum lot size - 7,200 square feet,

      o minimum lot dimensions - 75 feet wide, 100 feet deep and 35 feet of frontage,

      o     minimum lot area per unit (with density bonus) - 1,800 square feet,

      o yards - 20 feet for the front and comer, 10 feet/story for the sides and rear,

      o     distance between structures - 10 feet,

      o     maximum height equals 30 feet.

A copy of the zoning ordinance pertaining to the R-H-2.3 classification is included in the Addenda. A zoning map is located on the following page.


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                                                  AREA AND SUBJECT DESCRIPTION
------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                              [ZONING MAP OMITTED]


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Legal Description

A copy of the legal description of the subject site can be found in the addendum to this report. Refer to page 2 of Schedule A of the title insurance policy by Chicago Title Insurance Company (#1704853-MM) in the amount of $5,961,443.00 dated December 31, 1996.

Summary of Site

The site is situated on the corner of Santa Rita and Swaner Streets, providing convenient access to local and area amenities and the regional highway. The site's location and neighborhood amenities provide it with average functional utility for a garden apartment complex.

Building Improvement Description

The following description of the subject improvements is based upon our physical inspection of the subject on November 19, 1997. The building area and number of rental units was confirmed and provided by the property's management company, JH Management Company. The buildings' layout and design were examined and verified during our site inspection. Photographs of the improvements are located in the Addenda.

The subject property consists of 207 apartment units, housed in 22 two-story garden apartment buildings. The site consists of approximately 7.54 acres with concrete walkways that connect the buildings to common areas and designated parking areas. The property has five laundry facilities, minimal landscaped area and no common areas designated for recreation purposes. Construction details of the improvements are based upon our inspection of the property and information provided by the managing and leasing agent for the subject property.

The following is a brief description of the subject improvements:

Age: The subject property was constructed during 1978/79 and is currently in average condition.

Building Area:                   The 22 rental buildings contain a total net
                                 rentable area of 125,787 square feet (about 608 square feet per unit).

Structural Components:           The buildings have wood frame with
                                 construction, with exterior walls comprised of wood shakes, stucco and wood trim.

Roof: The pitched roofs are framed with wood rafters and plywood decking and covered with wood shakes. The property manager reports that the roofs are original and that there have been no reported nor detected leaks.


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                                                    AREA AND SUBJECT DESCRIPTION
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Interior Finish:                 Typical finishes include textured and painted
                                 gypsum board. Some units have prefinished wood paneling. Floor coverings are vinyl tiles in the kitchen and bathroom and carpet in the remaining rooms. Bathrooms have standard grade fixtures and fully ceramic tiled bathrooms. The typical kitchen is equipped with an electric stove, dishwasher, garbage disposal and refrigerator.

HVAC: Each unit has individual electric forced air furnaces with no air conditioning.

Plumbing:                        Typical central plumbing with porcelain,
                                 stainless steel, and fiberglass fixtures.

Fire Protection:                 Hard-wired smoke detectors are in each
                                 apartment for local alarm only, fire
                                 extinguishers are strategically positioned on the exterior wall of each apartment building.

Amenities:                       Balcony or patio for each unit, plus some units
                                 have back yards. There are five laundry
                                 facilities which are reported to be adequate for demand. Although there are no common amenities for recreation purposes, the subject is within walking distance to the Santa Rita
                                 Park as well as extensive shopping at the Northridge Mall. Note that the subject does have a pool, but it has been closed for some time due to repairs necessitating partial closure of Boronda Road.

Summary of Unit Types

================================================================================
    Unit Description           Number of         Average Unit       Total Square
                                 Units             Size (SF)            Feet
--------------------------------------------------------------------------------
Studio                            22                  408              8,976
--------------------------------------------------------------------------------
1 Bedroom, 1 Bath                 58                  571              33,118
--------------------------------------------------------------------------------
2 Bedroom, 1 Bath                 127                 659              83,693
--------------------------------------------------------------------------------
Total                             207                 608             125,787
================================================================================
Source: October 25, 1997 Rent Roll

Condition/Date Completed

The subject property appears to be in average condition for its age. The improvements were constructed during 1978/79, according to the property manager.


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                                                    AREA AND SUBJECT DESCRIPTION
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Deferred Maintenance

The subject property shows some deferred maintenance in the parking areas, on some of the balconies/railing and on some of the exterior walls. Currently, crews are in the process of repairing the balconies' railing.

The project has a fenced pool area that has been closed for sometime prior to the new ownership in late 1996. According to the on-site property manager, the problem stems from "something" underneath the pool; to repair the problem, earth-movers would have to access the pool area from Boronda Road after the subject's perimeter wall were removed. The manager further noted that this scenario is unlikely given the extensive use of Boronda Road and the subsequent issue with the city to close a portion of the busy thoroughfare coupled with the small rental premium collectible from limited units if the pool were reopened. There are no immediate plans to repair the pool and no cost estimates were provided.

According to the current owner, the subject was slated to receive capital expenditures to cure deferred maintenance two to three years after acquisition. Through the first nine months of 1997, nearly $65,000 were invested on a wide variety of small projects. Approximately $190,000 dollars is scheduled to be allocated to the subject during 1998, again, on a variety of small projects (much of which refers to recurring expenses associated with turnovers). A detail of the $190,000 was not available, but we have estimated cost-to-cure at $200,000 for valuation purposes.

Summary of Improvements

The improvements appear to be in average condition, reflecting design standards of the late 1970s. There were no items noted which exhibited material deferred maintenance except as noted. Overall, the functional utility of the subject improvements appear to be adequate for its present use as a garden apartment complex, aside from the lack of common recreational amenities.


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                                                    AREA AND SUBJECT DESCRIPTION
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Real Estate Taxes and Assessments

The subject site comprises three tax parcels. The following chart details the 1997/98 assessments and taxes for each parcel:

=======================================================================================
                                                    Assessor's Parcel Number
Assessed Values, Real Estate Taxes,   -------------------------------------------------
Special District Debt and Assesments  253-111-018  253-111-019  253-111-020     Total
=======================================================================================
Assessed Values
---------------
Land                                    $463,700     $836,725      $786,000  $2,086,425
Improvements                           1,363,558    2,461,167     2,314,992   6,139,717
Personal Property                         27,600       49,000        44,280     120.880
-----------------                     ----------   ----------    ----------  ----------
Total Assessed Values                 $1,854,858   $3,346,892    $3,145,272  $8,347,022

=======================================================================================
Real Estate Taxes
-----------------
Monterey County-Wide                  $18,548.58   $33,468.92    $31,452.72  $83,470.22
Santa Rita UN Bond A                      550.88       994.02        934.14    2,479.04
--------------------                  ----------   ----------    ----------  ----------
 Subtotal                             $19,099.46   $34,462.94    $32,386.86  $85,949.26

---------------------------------------------------------------------------------------
Special District Debt
---------------------
MCWRA Zone 2A                             $82.94      $149.72       $140.78     $373.44
-------------                         ----------   ----------    ----------  ----------
 Subtotal                                 $82.94      $149.72       $140.78     $373.44

---------------------------------------------------------------------------------------
Assessments
-----------

MCWRA Zone 2A                             $14.20       $26.62        $20.78      $61.20
MCWRA Zone 2                                1.92         3.60          2.76        8.28
MCWRA Seawtr Intrusn                       33.88        63.52         48.60      146.00
MCWRA Sal Val Reclam                      102.70       192.50        147.30      442.50
MCWRA Zone 9                               55.86       104.68         80.10      240.64
NSV Mosq Abate Dist                         3.70         3.70          3.70       11.10
CSA74 AMB SVC County                      368.90       368.90        368.90    1,106.70
CSA74 AMS SV Salinas                      155.00       155.00         155.0      465.00
--------------------                  ----------   ----------    ----------  ----------
 Subtotal                                $736.16      $918.52       $826.74   $2,481.42

---------------------------------------------------------------------------------------
Total Taxes, Special Debt
 & Assessments                        $19,918.56   $35,531.18    $33,354.38  $88,804.12
=======================================================================================

Source: Monterey County Tax Collector

Tax Rate: The 1997/98 tax rate is 1.029700 percent of assessed value.


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                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

HIGHEST AND BEST USE

As defined by the Appraisal Institute in The Dictionary of Real Estate Appraisal
(1993), "highest and best use" is:

      The reasonably probable and legal use of vacant or an improved property which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are:

          - Legal Permissibility
          - Physical Possibility
          - Financial Feasibility
          - Maximum Profitability

The above definition of highest and best applies to use of a site as though vacant, as well as to the property as improved. When a site contains improvements, the highest and best use may be determined to be different from the existing use. The existing use will continue unless and until the land value in its highest and best use exceeds the sum of the value of the entire property in its existing use plus the cost to remove the improvements.

As Vacant

Legal Use: The site is currently zoned R-H-2.3, High Density Residential District, by the Salinas Planning Department. This zone is intended to provide the orderly development of high density residential areas and further to maintain and enhance those living environment characteristics consistent with established community values.

Physical Use: The second constraint imposed on the possible use of property is dictated by physical aspects of the site itself. In general, the larger the site, the greater the flexibility in development of the site. The size and shape of the 7.54 acres (approximately 328,442 square feet) allows for adequate flexibility in development. All utilities are available to the property. The subject site is suitable for the legally permitted uses.

Financially Feasible Use: Given the costs of development for garden apartments, and comparing these costs to the potential sales values and rental rates in the area, the maximally Financially Feasible use, which is considered to provide the greatest return on the capital invested, is for development of a garden apartment complex to the maximum density allowed under the current zoning regulations (R-H-2.3).


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Maximally Productive: To be maximally productive, a use must provide the greatest return on the capital invested, meaning it must be the most profitable use. In light of legal restrictions, physical characteristics, and overall financially feasibility, we have concluded that the maximally productive use is for present/future development as a garden style apartment complex.

As Improved

The highest and best use of the subject site as improved considers the use of property as it currently exists. The use that maximizes the property's net income is considered to be its highest and best use. The subject site is presently improved with a garden apartment complex consisting of 207 units, housed in twenty-two, two-story buildings.

Overall, the subject as improved is functionally adequate for its intended purpose as multi-family rental housing. There is no indication that an alternate use of the subject site would provide a greater return than the present use.


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                                    VALUATION

                                                                       VALUATION
--------------------------------------------------------------------------------

VALUATION

The appraisal process represents a logical analysis of the factors that bear upon the present value of real estate. In this process, three basic approaches are typically used by the appraiser: (1) Cost Approach; (2) Sales Comparison Approach; and (3) the Income Capitalization Approach.

The Cost Approach considers the cost to replace the existing improvements, less accrued depreciation, plus the market value of the land and recognizes that a prudent investor would not ordinarily pay more for the improvements than the cost to replace them. However, this approach was considered but not utilized as a meaningful valuation method. This is primarily due to the imprecise nature and difficulty in estimating the various forms of depreciation. In addition, there are limited comparable land sales in the subject's immediate competitive area. Lastly, investors are primarily concerned with the monetary returns inherent in real estate investing.

The Sales Comparison Approach is based upon the proposition that an informed purchaser would pay no more for property than the cost of acquiring a similar property with the same utility. In this approach, similar properties that have recently sold are compared to the subject. Notable differences in the utilized building sales are adjusted to the subject in the process. Comparisons made are typically based upon age, location, time, size/number of units, financing, physical characteristics and terms of sale. The value range indicated by the adjusted building sales is reconciled into a final value estimate via this approach.

The Income Capitalization Approach produces an estimate of value based upon the subject's net income potential. Two methods of estimating value under the Income Capitalization Approach are typically used. One method is the direct capitalization method, which estimates value by capitalizing net income using an overall rate and is primarily used when cash flow is stable. The second method is a discounted cash flow analysis. This method involves an analysis of income and expenses for the subject during a typical holding period and is used primarily when there are wide swings in the annual cash flows. Net cash flows from this holding period are discounted to a present value in order to estimate value.

Based on the factors discussed above, we have utilized the Sales Comparison Approach and the Income Approach (direct capitalization method) in our analysis. The final step in the appraisal process is to reconcile the approaches considered in the analysis to a value conclusion. In our reconciliation, weight will be placed on the Sales Comparison and Income Approaches to value since these methods provide the most reliable indications of value. The Income Approach was


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                                                                       VALUATION
--------------------------------------------------------------------------------

given the most weight since prudent investors typically buy properties such as the subject based on the property's future income potential.


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                                                                       VALUATION
--------------------------------------------------------------------------------

SALES COMPARISON APPROACH

The Sales Comparison Approach is an appraisal method by which an indication of value for the property being appraised is estimated based on prices usually paid for properties of similar use and utility. This method is based on the principle of substitution, which states that no one is justified in paying more for a property than one would have to pay for an equally desirable substitute property, assuming no unusual delay.

The methodology for processing market information into an indication of market value for the subject entails an orderly procedure of analysis of the actions of typical buyers and sellers of similar properties. The properties used in the comparison process must contain all the prerequisites of a fair sale: (1) the buyer and seller each have acted prudently; (2) knowledgeably; and (3) assuming the price was not affected by undue stimulus.

Our investigation of the market for similar property sales resulted in only three comparable transactions which occurred over the past two years. All of the sale comparables are garden apartment complexes situated within the surrounding area. In addition to Monterey County, we researched the following areas for comparable sales: Santa Cruz County, San Benito County and southern Santa Clara County (including the areas of Gilroy and Morgan Hill). The sale transactions were each inspected and utilized in determining a value range on a per rental unit basis. The following pages contain detailed information regarding each transaction. The adjustment gird, which adjusts the comparable sales to the subject property is followed by individual sale descriptions.

Adjustments

The data derived from the sales indicate that it is appropriate to analyze the subject based on a price per apartment unit basis. Adjustments are made for the following categories:

      Property Rights Conveyed: This category is used to adjust for differences in real property rights-fee simple, leased fee, or any combination thereof.

      Financing Terms: This adjustment considers debt financing favorable to either the buyer or seller. If the seller provided financing in favor of the buyer, it is necessary to adjust the unit of comparison downward to reflect a cash equivalent price.

      Condition of Sale: This item requires adjustment to reflect atypical motivations of the buyer and seller.


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                                                                       VALUATION
--------------------------------------------------------------------------------

      Market Conditions: This factor is used to adjust historical property sales to the current date of appraisal. No paired sales were discovered which would indicate the price trends in the market. All of the sales occurred since December 1995, within less than two years of our value date. Based on discussions with area brokers and appraisers, there has been continued demand for multi-family housing properties in the surrounding area, indicating a 4 percent growth rate per annum.

      Location: This category is utilized to reflect either more favorable or less desirable locations of sales when compared to the subject.

      Size: Properties that have less rentable square feet or fewer rental units typically sell for more per square foot or per unit than do larger properties due to a greater number of eligible buyers.

      Age/Condition: This category is used to adjust for older or newer properties which have a shorter or longer remaining economic life than the subject. The remaining economic life of each comparable is calculated as of the date of sale.

      Quality of Construction: This adjustment accounts for differences in materials and design among the comparable properties.

      Access/Frontage: This category provides an adjustment for superior or inferior access, both vehicular and pedestrian, frontage, and visibility for the building sales as compared to the subject.

      Amenities: This adjustment accounts for differences in the amenities offered by the comparable sale properties in comparison to the subject property. The inclusion of items such as swimming pools, fitness centers, tennis courts, and unit washer/dryers increases the attractiveness of a rental complex to potential tenants.

      Occupancy at the time of sale: Differences in occupancy at the time of acquisition is a motivating factor behind the acquisition of a an apartment complex such as the subject. A low occupancy can adversely affect the purchase price, therefore adjustments are made accordingly.

      Capital Expenditures: Immediate repairs needed to the subject property are estimated at $200,000. A potential buyer would look for an adjustment to purchase price for these expenditures. We will therefore make an adjustment to value for these costs.


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                           Arthur Andersen LLP -- Valuation Services Group    28
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                                                                       VALUATION
--------------------------------------------------------------------------------

                        Comparable Sales Adjustment Grid

                                    -----------------------------------------------------------------------------------------
DESCRIPTION                                Subject           Improved Sale           Improved Sale          Improved Sale
-----------                                                  Comparable #1           Comparable #2          Comparable #3
                                    -----------------------------------------------------------------------------------------
PROPERTY:                           Boronda Manor Apts.           The Orchard           Ocean Terrace               North Bay
LOCATION:                              2073 Santa Rita   985 Montebello Drive     1630 Merrill Avenue     41 Grandview Street
                                                Street
                                           Salinas, CA             Gilroy, CA  Santa Cruz, California  Santa Cruz, California

YEAR COMPLETE:                                 1978/79                   1979                    1970                    1989
RENTABLE UNITS:                                    207                     80                     100                     115
OCCUPANCY:                                       94.2%                  96.0%                   98.0%                   99.0%
DATE OF SALE:                                      N/A          November-1996               June-1996           December-1995
CAPITALIZATION RATE:                               N/A                  9.31%                   8.50%                  10.00%
SALE PRICE:                                        N/A             $4,400,000              $6,135,000              $9,000,000
UNIT SALE PRICE:                                   N/A                $55,000                 $61,350                 $78,261
                                    -----------------------------------------------------------------------------------------
ADJUSTMENTS
-----------

UNIT SALE PRICE:                                                       $55.00                 $61.350                $78.261
 PROPERTY RIGHTS
CONVEYED:                                                               0.00%                   0.00%                  0.00%
ADJUSTED UNIT SALE
PRICE:                                                                 $55.00                 $61.350                $78.261
 FINANCING TERMS:                                                       0.00%                   0.00%                  0.00%
ADJUSTED UNIT SALE
PRICE:                                                                 $55.00                 $61.350                $78.261
 CONDITIONS OF SALE:                                                    0.00%                   0.00%                  0.00%
ADJUSTED UNIT SALE
PRICE:                                                                 $55.00                 $61.350                $78.261
 MARKET CONDITIONS:                                                     0.00%                   4.00%                  8.00%
                                                       ----------------------------------------------------------------------
TIME ADJUSTED UNIT SALE
PRICE:                                                                $57,200                 $63.804                $84.522
                                                       ----------------------------------------------------------------------

LOCATION AND PHYSICAL ADJUSTMENTS:
----------------------------------

 LOCATION:                                                               5.0%                  -20.0%                  -20.0%

 SIZE:                                                                 -10.0%                   -7.5%                   -5.0%
 AGE/CONDITION:                                                          0.0%                    5.0%                   -5.0%
 QUALITY OF CONSTRUCTION:                                                0.0%                    0.0%                   -7.5%
 ACCESS/FRONTAGE:                                                        0.0%                    0.0%                    0.0%
 AMENITIES:                                                             -5.0%                   -5.0%                   -7.5%
 OCCUPANCY:                                                             -2.5%                   -2.5%                   -5.0%
                                                       ----------------------------------------------------------------------
TOTAL LOCATION AND PHYSICAL
ADJUSTMENTS:                                                           -12.5%                  -30.0%                  -50.0%
                                                       ----------------------------------------------------------------------

                                                       ----------------------------------------------------------------------
ADJUSTED UNIT PRICE:                                                  $50,050                 $44,663                 $42,261
                                                       ----------------------------------------------------------------------

MIN. ADJ. SALES PRICE             $42,261
MAX. ADJ. SALES PRICE             $50,050
MEAN. ADJ. SALES PRICE            $45,658

---------------------------------------------------------------------
Concluded Price Per Unit:         $45,000

Total Value:                                            $9,315,000
Less Capital Expenditures:                               ($200,000)
                                                        ----------
Total Value Rounded:                                    $9,100,000
---------------------------------------------------------------------

PREPARED BY: ARTHUR ANDERSEN LLP


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                           Arthur Andersen LLP -- Valuation Services Group    29
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                                                                       VALUATION
--------------------------------------------------------------------------------

                         COMPARABLE IMPROVED SALE NO. 1

                                 [PHOTO OMITTED]

APARTMENT NAME:                           The Orchard
LOCATION:                                 985 Montebello Drive
                                          Gilroy, CA 95020
YEAR BUILT:                               1979
NUMBER OF UNITS:                          80
TOTAL SQUARE FOOTAGE:                     60,718
GRANTOR:                                  Bayside Orchard Association c/o Nick
                                          Shubin
GRANTEE:                                  Senovio Garza
SALE PRICE:                               $4,400,000
DATE OF SALE:                             November 19, 1996
PRICE PER UNIT:                           $55,000
OVERALL CAPITALIZATION RATE               9.31%
GROSS INCOME MULTIPLIER:                  6.27


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                           Arthur Andersen LLP -- Valuation Services Group    30
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                                                                       VALUATION
--------------------------------------------------------------------------------

                         COMPARABLE IMPROVED SALE NO. 2

                                 [PHOTO OMITTED]

APARTMENT NAME:                          Ocean Terrace
LOCATION:                                1630 Merrill Avenue
                                         Santa Cruz, CA 95062
YEAR BUILT:                              1970
NUMBER OF UNITS:                         100
TOTAL SQUARE FOOTAGE:                    80,756
GRANTOR:                                 n/a
GRANTEE:                                 Dmitri Piterman
SALE PRICE:                              $6,135,000
DATE OF SALE:                            June 1, 1996
PRICE PER UNIT:                          $61,350
OVERALL CAPITALIZATION RATE              8.50%
GROSS INCOME MULTIPLIER:                 6.30


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                           Arthur Andersen LLP -- Valuation Services Group    31

                                                                       VALUATION
--------------------------------------------------------------------------------

                         COMPARABLE IMPROVED SALE NO. 3

                                 [PHOTO OMITTED]

APARTMENT NAME:                          North Bay
LOCATION:                                41 Grandview Street
                                         Santa Cruz, CA 95060
YEAR BUILT:                              1989
NUMBER OF UNITS:                         115
TOTAL SQUARE FOOTAGE:                    111,849
GRANTOR:                                 n/a
GRANTEE:                                 Sequoia Equities c/o
                                         Mark Carter
SALE PRICE:                              $9,000,000
DATE OF SALE:                            December 1, 1995
PRICE PER UNIT:                          $78,261
OVERALL CAPITALIZATION RATE              10.00%
GROSS INCOME MULTIPLIER:                 5.90


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                           Arthur Andersen LLP -- Valuation Services Group    32

                                                                       VALUATION
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                         [COMPARABLE SALES MAP OMITTED]


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                           Arthur Andersen LLP -- Valuation Services Group    33

                                                                       VALUATION
--------------------------------------------------------------------------------

Summary of Sales Comparison Approach

The improved sales used in our analysis indicate an unadjusted range of cash equivalent sale prices from $55,000 to $78,261 per unit. Note that each of the sales had larger units on average, ranging from 151 to 365 square feet larger than those of the subject (only 608 square feet on average). After applying the various adjustment factors to the comparable sales, the adjusted range was from $42,261 to $50,050 per unit with a mean of $45,658 per unit. The calculation of the value of the subject under the Sales Comparison Approach, as of November 19, 1997 was:

                   207 rental units X $45,000 per rental unit =   $9,315,000

                   Less Capital Expenditures                      $  200,000
                                                                  ----------
                   Rounded Value Conclusion                       $9,100,000

As additional support for the Sales Comparison Approach we studied the gross income multipliers provided in the actual sales that took place in the competitive area. The sales indicate that the gross income multipliers range from 5.90 to 6.30 with an average of 6.16 When calculating the effective gross income projected for fiscal 1998 (as indicated in the income approach) and applying it to the indicated value above, we estimate the gross income multiplier to be 5.92 ($9,300,000 / $1,570,139). This is within the competitive range and therefore considered reasonable.


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                           Arthur Andersen LLP -- Valuation Services Group    34

                                                                       VALUATION
--------------------------------------------------------------------------------

INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach is based on the premise that value is created by the expectation of future benefits. We estimated the present value of those benefits to derive an indication of the amount that a prudent, informed purchaser-investor would pay for the right to receive them as of the date of value.

The direct capitalization methodology uses a single year's stabilized net operating income as a basis for a value indication. It converts estimated "stabilized" annual net operating income to a value indication by dividing the income by a capitalization rate. The discounted cash flow (DCF) analysis focuses on the operating cash flows expected from the property and the anticipated proceeds of a hypothetical sale at the end of an assumed holding period. These amounts are then discounted to their present value. The discounted present values of the income stream and the reversion are added to obtain a value indication. Because benefits to be received in the future are worth less than the same benefits received in the present, this method puts more weight on income projected in the early years than income and sale proceeds to be received later.

The direct capitalization method is normally appropriate for properties with relatively stable operating histories and expectations, or properties that can be expected to reach stabilization within a short period of time. Apartments, except for new construction, are typically analyzed by the direct capitalization approach, assuming that they are at a stabilized occupancy level. We consider the subject to be reaching a stabilized occupancy level and have applied only the direct capitalization method. This approach requires an estimation of the subject's income and expenses in order to forecast net operating income, which is then converted to a value indication by use of the direct capitalization analysis.

Direct Capitalization

The direct capitalization approach is based upon an estimate of the property's income in a year of stabilized occupancy. We first estimated effective income from apartment rents and other sources, and then estimated the operating expenses associated with the property. These were combined to develop an operating statement for the property in a representative year. The following items were estimated in our Direct Capitalization analysis.


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                           Arthur Andersen LLP -- Valuation Services Group    35

                                                                       VALUATION
--------------------------------------------------------------------------------

Property Income Analysis

Potential Gross Rental Income: The first step in the direct capitalization approach and the discounted cash flow approach is to estimate the gross potential income of the property. Accordingly, we surveyed the competitive rentals in the market to determine an appropriate market rent. We also considered the current leases, the recent and historical per unit average rental rates, and quoted asking rental rates for the subject. The gross stabilized potential income figure in our analysis equates to the average of all existing monthly rents collected based on the rent roll provided by the client (as of October 25, 1997) and was trended up by four percent, and then multiplied by the total number of rentable units in the complex. The gross potential income was trended upwards to reflect the increase in market rents over the past year and the subjects below average market rents which will increase upon lease turnover/renewal.


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                           Arthur Andersen LLP -- Valuation Services Group    36

                                                                       VALUATION
--------------------------------------------------------------------------------

Based on a rent roll (as of October 25, 1997) provided by JH Management Company, there were a total of 207 units of which 12 were vacant, amounting to a 94.2% overall occupancy excluding the one non-revenue unit reserved for the on-site property manager. According to the leasing agent, the 5.8% vacancy rate is in line with normal turnover vacancies, with generally 10 to 15 units available.

According to the rent roll provided, the gross potential average monthly rent for the occupied units amounts to $610.74 per unit (approximately $1.01 per square foot), which is below the comparable rentals and below the scheduled monthly rent per unit for the subject ($627.90 per unit/$1.03 per square foot). This indicates potential upside in terms of future rental rate increases. We annualized the gross potential average monthly rent for the occupied units and applied a 4% increase to each rentable unit, yielding $635.17 ($610.74 inflated by 4 percent). For the purpose of this analysis, we then multiplied our projected average market rent of $635.17 by the 206 rentable units (which excludes the unit reserved for the property manager) and concluded a stabilized gross potential annual rental income totaling $1,570,139. A comparable rental survey and descriptions of the competitive properties can be found on the following pages.

Rental Concessions: Due to the steadily increasing rents and the fairly strong occupancy rates in the Monterey County/Salinas apartment markets, no significant rental concessions are offered in the subject's apartment rental market at this time. The subject property currently does not offer any rent concessions, and market conditions clearly do not warrant any.

Vacancy and Collection Loss: The vacancy and collection loss has been estimated based upon supply and demand for this type of property. The range of vacancies in the competitive subject market for garden style apartment rentals is reportedly 3 to 8 percent, with an average of 5 percent. The stabilized occupancy used in the Income Capitalization Approach is intended to reflect the performance of the property over a typical holding period within the subject market. Thus, we have applied a vacancy loss of 5 percent and an additional credit loss of 1 percent for the stabilized year. Market parameters were reviewed and clearly support these conclusions.

Other Income: Apartment projects typically generate income from miscellaneous sources such as month-to-month rental fees and laundry income. Other items that could potentially be considered under other income include utility cost recovery fees, forfeited deposits, storage fees, pet fee income, late fees, tenant damages, collection and application fees. Our estimate of other income typically considers these and other reoccurring sources of other income. We analyzed the historical


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                           Arthur Andersen LLP -- Valuation Services Group    37

                                                                       VALUATION
--------------------------------------------------------------------------------

income over the last several years, as provided by the ownership. Based on the subjects history, and from discussions with the property manager, we estimated other income for a stabilized year at $75,000.


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                           Arthur Andersen LLP -- Valuation Services Group    38

                                                                       VALUATION
--------------------------------------------------------------------------------

                        COMPARABLE RENTALS ANALYSIS CHART

                     ------------------------------      -----------------------------------
                         SUBJECT - BORONDA MANOR               COMP # 1 - VILLA SAN JUAN
                     ------------------------------      -----------------------------------
                            -----------------------                  -----------------------
                              MONTHLY RENT   AVG.                      MONTHLY RENT   AVG.
-------------------  ------------------------------      -----------------------------------
UNIT TYPE              UNITS   EFFECTIVE     SF.             UNITS      EFFECTIVE     SF.
-------------------  ------------------------------      -----------------------------------
 STUDIO                  22       $460       408              24           $475       402
-------------------  ------------------------------      -----------------------------------
 STUDIO
-------------------  ------------------------------      -----------------------------------
 1 BR/1BA                58       $570       571               8           $555       540
-------------------  ------------------------------      -----------------------------------
 1 BR/1BA                                                     20           $565       550
-------------------  ------------------------------      -----------------------------------
 1 BR/1BA
-------------------  ------------------------------      -----------------------------------
 1 BR/1BA
-------------------  ------------------------------      -----------------------------------
 2 BR/1BA               127       $680       659               8           $660       720
-------------------  ------------------------------      -----------------------------------
 2 BR/2BA
-------------------  ------------------------------      -----------------------------------
 2 BR/2BA
-------------------  ------------------------------      -----------------------------------
 2 BR/2BA
-------------------  ------------------------------      -----------------------------------
 3 BR/2BA
-------------------  ------------------------------      -----------------------------------

-------------------  ------------------------------      -----------------------------------
TOTAL/AVERAGE           207       $626       608              60           $540       512
-------------------  ------------------------------      -----------------------------------
OCCUPANCY               94%    YEAR BUILT   1978/79          100%       YEAR BUILT    1977
-------------------  ------------------------------      -----------------------------------
AVERAGE RENT - UNIT  Per Unit     $626                       Per Unit      $540
-------------------  ---------------------               --------------------------
AVERAGE RENT - SF    Per SF      $1.03                       Per SF       $1.06
-------------------  ---------------------               --------------------------

                     ------------------------------      -----------------------------------
                         COMP # 2 - THE POINTE AT              COMP # 3 - THE POINTE AT
                                NORTHRIDGE                           HARDEN RANCH
                     ------------------------------      -----------------------------------
                            -----------------------                  -----------------------
                              MONTHLY RENT   AVG.                      MONTHLY RENT   AVG.
UNIT TYPE              UNITS   EFFECTIVE     SF.             UNITS      EFFECTIVE     SF.
-------------------  ------------------------------      -----------------------------------
 STUDIO
-------------------  ------------------------------      -----------------------------------
 STUDIO
-------------------  ------------------------------      -----------------------------------
 1 BR/1BA                80       $633       672              42          $725        660
-------------------  ------------------------------      -----------------------------------
 1 BR/1BA                                                     43          $675        715
-------------------  ------------------------------      -----------------------------------
 1 BR/1BA                                                     42          $725        755
-------------------  ------------------------------      -----------------------------------
 1 BR/1BA                                                     43          $750        777
-------------------  ------------------------------      -----------------------------------
 2 BR/2BA               108       $743       875
-------------------  ------------------------------      -----------------------------------
 2 BR/2BA                                                     73          $875        915
-------------------  ------------------------------      -----------------------------------
 2 BR/2BA                                                     73          $875        983
-------------------  ------------------------------      -----------------------------------
 2 BR/2BA                                                     74          $895       1,008
-------------------  ------------------------------      -----------------------------------
 3 BR/2BA                                                     58         $1,050      1,310
-------------------  ------------------------------      -----------------------------------

-------------------  ------------------------------      -----------------------------------
TOTAL/AVERAGE           118       $696       789             448          $842        921
-------------------  ------------------------------      -----------------------------------
OCCUPANCY               92%    YEAR BUILT   1979             96%       YEAR BUILT     1979
-------------------  ------------------------------      -----------------------------------
-------------------  ---------------------               --------------------------
AVERAGE RENT - UNIT  Per Unit     $696                      Per Unit      $842
-------------------  ---------------------               --------------------------
AVERAGE RENT - SF    Per SF      $0.88                      Per SF        $0.91
-------------------  ---------------------               --------------------------

PREPARED BY: ARTHUR ANDERSEN LLP


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                           Arthur Andersen LLP -- Valuation Services Group    39

                                                                       VALUATION
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                        [COMPARABLE RENTALS MAP OMITTED]


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                           Arthur Andersen LLP -- Valuation Services Group    40

                                                                       VALUATION
--------------------------------------------------------------------------------

                         COMPARABLE APARTMENT RENTAL ONE

                                [GRAPHIC OMITTED]

Location:                                 Villa San Juan
                                          115 San Juan Grade Road
                                          Salinas, California
Occupancy:                                100%
Year Built:                               1977
Total Units:                              60
Monthly Rent (Studio -402 SF)             $475
Monthly Rent (1 x 1 - 540 SF)             $555
Monthly Rent (1 x 1 w/loft - 550 SF)      $565
Monthly Rent (2 x 1 - 720 SF)             $660
Average Monthly Net Rent:                 $540
Heat/ A/C:                                Tenant
Electric/ Gas:                            Tenant
Hot Water:                                Tenant

Building Amenities: Pool, carports, laundry facilities and security gates


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                           Arthur Andersen LLP -- Valuation Services Group    41

                                                                       VALUATION
--------------------------------------------------------------------------------

                         COMPARABLE APARTMENT RENTAL TWO

                                [GRAPHIC OMITTED]

Location:                                 The Pointe at Northridge
Occupancy:                                92%
Year Built:                               1979
Total Units:                              188
Monthly Rent (1 x 1 - 672 SF)             $615 to $650
Monthly Rent (2 x 1 - 875 SF)             $735 to $750
Average Monthly Rent                      $696
Heating/ A/C                              Tenant
Electric / Gas                            Tenant
Hot Water                                 Tenant

Building Amenities: Two pools, laundry facilities, security gates and security patrol


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                           Arthur Andersen LLP -- Valuation Services Group    42

                                                                       VALUATION
--------------------------------------------------------------------------------

                        COMPARABLE APARTMENT RENTAL THREE

                                [GRAPHIC OMITTED]

Location:                                 The Pointe at Harden Ranch
                                          2290 North Main Street
                                          Salinas, California
Occupancy:                                96%
Year Built:                               1979
Total Units:                              448
Monthly Rent (1 x 1 - 660 - 777 SF)       $725 to $750
Monthly Rent (2 x 2 - 915 - 1,008 SF)     $875 to $895
Monthly Rent (3 x 2 - 1,310 SF)           $1,050
Average Monthly Rent                      $842
Heating/ A/C                              Tenant
Electric                                  Tenant
Hot Water                                 Tenant

Building Amenities: Two pools with saunas, racquetball, lighted tennis courts and gated security


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                           Arthur Andersen LLP -- Valuation Services Group    43

                                                                       VALUATION
--------------------------------------------------------------------------------

PROPERTY EXPENSE ANALYSIS

PROPERTY OPERATING EXPENSES: We estimated expenses after analyzing historical data for the subject since 1994, in addition to published national surveys. The ownership changed in late 1996; therefore, we focused on 1997 figures. We also compared our stabilized expense projections on a per unit basis with the 1996 Institute of Real Estate Management (IREM) analysis of garden type, multi-family apartment buildings in the subject's region (California, Arizona and Nevada). IREM surveys property managers throughout the nation to determine income and expense averages for different municipalities. We used the region statistics because Monterey County, nor Salinas, were specifically identified. We thought the closest markets, which centered around the Bay Area, would skew our conclusions.

Direct comparison of each category with a trade source such as IREM can be difficult since different property managers classify expenses differently. Based on conversations with local brokers in the area, the projected operating expenses are reasonable and in line with similar properties. Additionally, according to IREM, the average expense ratio (total expenses / potential gross income, before capital expenditures) is 38.5 percent for the subject's region. Our conclusion of the subject's pro forma, or stabilized operations, indicates an expense ratio of 43.4 percent before capital expenditures (reserves), which seems reasonable considering the region includes Arizona, Nevada and all of California.

CAPITAL RESERVES: We have also incorporated a stabilized capital reserve expense to account for the occasional replacement of capital items such as appliances, HVAC units, windows and the roof. Based on accepted industry standards, we have applied a reserve allowance equivalent to $250 per unit in our analysis.

MANAGEMENT FEES: The Korpacz Investor Survey quotes management fees between 3 to 5 percent of EGI (according to responses from pension advisors). The subject is likely to require similar fees as other investment grade properties, such as those considered in the Korpacz Investor Survey. We have thus applied a market derived management fee to the subject property of 4 percent of the EGI.

CAPITAL EXPENDITURES: We have projected $200,000 in one time capital expenditures to the subject property based on our discussion earlier under "Deferred Maintenance" (see page 29).


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                           Arthur Andersen LLP -- Valuation Services Group    44

                                                                       VALUATION
--------------------------------------------------------------------------------

                          SUBJECT'S HISTORICAL EXPENSES

---------------------------------------------------------------------------------------------------------------
                              Actual    Actual    Actual     Actual for 1997    AA Estimate Pro Forma    1996
                               1994      1995    1996 (1)  Total (2)  per Unit  Total (3)  per Unit    IREM (4)
                            -----------------------------------------------------------------------------------
OPERATING EXPENSES
------------------
  Real Estate Taxes          $79,267   $40,916   $53,238   $121,801      $588   $111,542      $539        $373
---------------------------------------------------------------------------------------------------------------
  Advertising                  6,200    12,389     8,557     15,844        77     10,350        50          51
---------------------------------------------------------------------------------------------------------------
  Insurance                   66,086     9,079     3,198     21,173       102     21,735       105         115
---------------------------------------------------------------------------------------------------------------
  Salaries and Personnel      77,382   102,594    89,452    144,144       696    134,550       650         308
---------------------------------------------------------------------------------------------------------------
  Contract Services           20,118    27,374    51,022     10,849        52     15,525        75         148
---------------------------------------------------------------------------------------------------------------
  Administrative               3,665    53,772    50,778     30,398       147     36,225       175         188
---------------------------------------------------------------------------------------------------------------
  Utilities                  149,645   149,635   158,596    199,274       963    196,650       950         665
---------------------------------------------------------------------------------------------------------------
  Repair & Maintenance        66,737   243,193   123,703     83,723       404     93,150       450         530
---------------------------------------------------------------------------------------------------------------
  Reserves for Replacement       N/A       N/A       N/A        N/A       N/A     51,750       250           0
---------------------------------------------------------------------------------------------------------------
  Management Fee              21,456    26,475    25,501     46,122       223     62,100       300         309
----------------------------===================================================================================
TOTAL OPERATING EXPENSES    $490,556  $665,427  $564,045   $673,328    $3,253   $733,577    $3,544      $2,687
---------------------------------------------------------------------------------------------------------------
Total Units                     207

(1) 1996 reflects the year ownership changed. We used actual information from Jan-Aug (from the prior owner) and converted these figures to 10 months, then we added these figures for Nov-Dec figures from the current owner to arrive at a reasonable indication for 1996 annual figures.

(2)   1997 figures are annualized based on actual operations through October.

(3) Real Estate Taxes are based on our value conclusion via the Income Approach multiplied by the current property tax rate. Management fee equals 4% of effective gross income.

(4) IREM (Institute of Real Estate Management) figures are from the regional report, which includes California. Nevada and Arizona; thus figures should tend to be a little lower given the inclusion of Arizona and Nevada.

PREPARED BY: ARTHUR ANDERSEN LLP


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                           Arthur Andersen LLP -- Valuation Services Group    45

                                                                       VALUATION
--------------------------------------------------------------------------------

OVERALL CAPITALIZATION RATES

Overall capitalization rates vary according to investor requirements, investor motivations, property characteristics and market conditions. They are frequently responsive to long-term interest rates and inflation or deflation expectations. For this reason, we reviewed various interest rates for other investments as follows:

================================================================================
                    Type of Security                             Rate
================================================================================
Treasury-Bills - 3 moths                                         5.12%
--------------------------------------------------------------------------------
Treasury-Bonds - 30 years                                        6.03%
--------------------------------------------------------------------------------
Corporate Bonds - High Quality - 10+ year                        6.74%
--------------------------------------------------------------------------------
Corporate Bonds - Medium (Quality - 10+ year)                    7.03%
--------------------------------------------------------------------------------
Prime Rate                                                       8.50%
--------------------------------------------------------------------------------
Source: Wall Street Journal, November 19, 1997

Overall Capitalization Rate - The overall (free & clear equity) capitalization rate is estimated by dividing the subject's forecasted stabilized net operating income by indicated value estimate. Several national organizations periodically survey real estate investors for overall capitalization rates. According to the Korpacz investor survey conducted in the Third Quarter of 1997, overall capitalization rates ranged from 7.50 to 10.00 percent with the average at 8.91 percent for the national apartment market. The CB Commercial investor survey also conducts a survey which interviews real estate professionals about their capitalization rate expectations. Within its First Quarter 1997 report, CB quotes capitalization rate ranges for several classes of apartment projects as the following table illustrates.

================================================================================
                     SUMMARY OF OVERALL CAPITALIZATION RATES

================================================================================
Publication                    Publication Date      Low      High       Average
--------------------------------------------------------------------------------

Korpacz Investor Survey            3 Q 1997         7.50%    10.00%       8.91%
-----------------------
CB Commercial Investor Survey      1 Q 1997
-----------------------------
                      Class A:                      8.90%     9.50%       9.10%

                      Class B:                      9.30%     10.0%       9.80%

                      Class C:                      11.0%     11.0%       11.0%
================================================================================


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                           Arthur Andersen LLP -- Valuation Services Group    46

                                                                       VALUATION
--------------------------------------------------------------------------------

In addition we have extracted overall rates from actual transactions used in our Sales Comparison Approach to value. They are as follows:

      Sale           Date of Sale          Sale Price        Overall Rate
      ----           ------------          ----------        ------------
        1               Nov-96             $4,400,000            9.31%
        2               Jun-96             $6,135,000            8.50%
        3               Dec-95             $9,000,000            10.0%

As can be seen from the chart above, overall rates for multi-family apartment building sales have ranged from 8.50 percent to 10.0 percent with an average of
9.27 percent. Given the above sales data, and considering national, published sources, we have chosen 9.25 percent. This falls well within the range of market rates and therefore considered to be a reasonable indicator of value for the subject property through the direct capitalization approach.

INCOME CAPITALIZATION APPROACH CONCLUSION

Based on the preceding direct capitalization analysis, the indicated value of the subject property as of November 19, 1997 after Capital Expenditures is $8,600,000, or $41,500 per unit.


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                           Arthur Andersen LLP -- Valuation Services Group    47

                                                                       VALUATION
--------------------------------------------------------------------------------

                         THE DIRECT CAPITALIZATION MODEL

--------------------------------------------------------------------------------
INCOME
------

Gross Potential Rental Income                                  $1,570,139
---------------------------------------------
Vacancy Loss @                      5.0%                         ($78,507)
---------------------------------------------
Credit Loss @                       1.0%                         ($14,916)
---------------------------------------------
Other Income                                                      $75,000
---------------------------------------------                  ----------
Effective Gross Income                                         $1,551,716
---------------------------------------------

EXPENSES
--------

Real Estate Taxes                1.2970%          $111,542
----------------------------------------------------------
Advertising                                        $10,350
----------------------------------------------------------
Insurance                                          $21,735
----------------------------------------------------------
Salaries & Personnel                              $134,550
----------------------------------------------------------
Contract Services                                  $15,525
----------------------------------------------------------
Administrative                                     $36,225
----------------------------------------------------------
Utilities                                         $196,650
----------------------------------------------------------
Repairs & Maintenance                              $93,150
----------------------------------------------------------
Reserves @ (per unit)               $250           $51,750
----------------------------------------------------------
Management Fee @                    4.00%          $62,100
-----------------------------------------------===========

Total Expenses                                                   $733,577

NET OPERATING INCOME                                             $818,139

Capitalization Rate                                                 9.25%

INDICATED VALUE VIA THE INCOME APPROACH                        $8,844,746

Less Capital Expenditures                                       ($200,000)

Value after Capital Expenditures                               $8,644,746

                                       Rounded                 $8,600,000

                                       Per Unit                   $41,500

--------------------------------------------------------------------------------

PREPARED BY: ARTHUR ANDERSEN LLP


--------------------------------------------------------------------------------
                           Arthur Andersen LLP -- Valuation Services Group    48

                                                                       VALUATION
--------------------------------------------------------------------------------

RECONCILIATION AND FINAL VALUE ESTIMATE

Reconciliation involves the correlation of the conclusions reached from the different methodologies employed in the appraisal. This process depends on the recognition of the appropriateness and reliability of each approach and on the quality of the data obtained. The results of the three approaches we have used are as follows:

          COST APPROACH:                       N/A
          SALES COMPARISON APPROACH:           $9,100,000
          INCOME CAPITALIZATION APPROACH:      $8,600,000

The Cost Approach provides a value indication by depreciating the cost of the improvements and adding the land value and is particularly reliable when the improvements are of new or recent construction. However, given the lack of recent comparable land sales in the competitive area, the difficulty in accurately estimating depreciation and entrepreneurial profits, and the fact that a prudent investor is primarily interested in the monetary returns of real estate; the cost approach is deemed ineffective as a value barometer and therefore inapplicable in our valuation.

The Sales Comparison Approach involves direct comparison of the property being appraised to similar properties that have sold in the same or similar market. Improved sales from the subject's area were analyzed to a common unit of comparison (rental unit). Based on the characteristics of the sales in relation to the subject we were able to arrive at an estimate of value. However, aside from the recent bulk transaction where by the current owner acquired the subject property, there were few sales over the last two years. As a result, the Sales Comparison Approach is given secondary consideration, behind the Income Approach.

The Income Capitalization Approach is the most applicable method since it addresses the most significant attraction of ownership, the income potential of the property. Primary reliance is placed on the Income Capitalization Approach because market rents were readily attainable, operating expenses were well documented and supported and meaningful capitalization rates were extracted from the market. Therefore, we placed most weight on this approach.

It is our opinion that the market value of the fee simple interest in the property, as of November 19, 1997, is:

                  EIGHT MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                   $8,700,000


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                           Arthur Andersen LLP -- Valuation Services Group    49

                                     ADDENDA

                                                                         ADDENDA
--------------------------------------------------------------------------------

                                     ADDENDA

                               Subject Photographs
                                Legal Description
                                Zoning Ordinance
                                    Flood Map
                           Professional Qualifications


--------------------------------------------------------------------------------
                           Arthur Andersen LLP -- Valuation Services Group    50

                                                                         ADDENDA
--------------------------------------------------------------------------------

                             PHOTOGRAPHS OF SUBJECT

                                 [PHOTO OMITTED]

                        FRONT VIEW FROM SANTA RITA STREET

                                 [PHOTO OMITTED]

                   VIEW OF GATED ENTRANCE (SANTA RITA STREET)

                                                                         ADDENDA
--------------------------------------------------------------------------------

                             PHOTOGRAPHS OF SUBJECT

                                 [PHOTO OMITTED]

                   VIEW OF GATED ENTRANCE (EAST LAMAR STREET)

                                 [PHOTO OMITTED]

                        TYPICAL EXTERIOR VIEW OF BUILDING

                                                                         ADDENDA
--------------------------------------------------------------------------------

                             PHOTOGRAPHS OF SUBJECT

                                 [PHOTO OMITTED]

                           TYPICAL VIEW OF LANDSCAPING

                                 [PHOTO OMITTED]

                          TYPICAL LIVING ROOM & BALCONY

                                                                         ADDENDA
--------------------------------------------------------------------------------

                             PHOTOGRAPHS OF SUBJECT

                                 [PHOTO OMITTED]

                                 TYPICAL KITCHEN

                                 [PHOTO OMITTED]

                                TYPICAL BATHROOM

                                                                         ADDENDA
--------------------------------------------------------------------------------

                             PHOTOGRAPHS OF SUBJECT

                                 [PHOTO OMITTED]

                                 TYPICAL PARKING

                                 [PHOTO OMITTED]

                      PARTIAL VIEW OF DEFERRED MAINTENANCE

                                                                         ADDENDA
--------------------------------------------------------------------------------

                                LEGAL DESCRIPTION
                              (Schedule A, page 2)

================================================================================

                         AMERICAN LAND TITLE ASSOCIATION
                                   LOAN POLICY
                                   (10-17-92)

                         CHICAGO TITLE INSURANCE COMPANY

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS AND STIPULATIONS. CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, herein called the Company, insures, as of Date of Policy show n in Schedule A, against loss or damage, not exceeding the Amount of Insurance stated in Schedule A, sustained or incurred by the insured by reason of:

      1. Title to the estate or interest described in Schedule A being vested other than as stated therein:

      2.    Any defect in or lien or encumbrance on the title;

      3.    Unmarketability of the title;

      4.    Lack of a right of access to and from the land;

      5. The invalidity or unenforceability of the lien of the insured mortgage upon the title;

      6. The priority of any lien or encumbrance over the lien of the insured mortgage;

      7. Lack of priority of the lien of the insured mortgage over any statutory lien for services, labor or material:

            (a) arising from an improvement or work related to the land which is contracted for or commenced prior to Date of Policy; or

            (b) arising from an improvement or work related to the land which is contracted for or commenced subsequent to Date of Policy and which is financed in whole or in part by proceeds of the indebtedness secured by the insured mortgage which at Date of Policy the insured has advanced or is obligated to advance;

      8. Any assessments for street improvements under construction or completed at Date of Policy which now have gained or hereafter may gain priority over the lien of the insured mortgage:

      9. The invalidity or unenforceability of any assignment of the insured mortgage, provided the assignment is shown in Schedule A, or the failure of the assignment shown in Schedule A to vest title to the insured mortgage in the named insured assignee free and clear of all liens.

The Company will also pay the costs, attorneys' fees and expenses incurred in defense of the title or the lien of the insured mortgage, as insured, but only to the extent provided in the Conditions and Stipulations.

Issued by:
CHICAGO TITLE COMPANY                            CHICAGO TITLE INSURANCE COMPANY
50 Winham Street
Salinas, CA 93901
(408) 424-8011                                       By: /s/ Richard L. Polla
                                                             President


                                                     By: /s/ Thomas J. Adams
                                                             Secretary

[SEAL] CHICAGO TITLE INSURANCE COMPANY
       CORPORATE SEAL

================================================================================

ALTA Loan Policy (10-17-92)
with ALTA Endorsement-Form 1 Coverage

                            EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys' fees or expenses which arise by reason of:

1.    (a)   Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

      (b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2. Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.    Defects, liens, encumbrances, adverse claims or other matters:

      (a)   created, suffered, assumed or agreed to by the insured claimant;

      (b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

      (c)   resulting in no loss or damage to the insured claimant;

      (d) attaching or created subsequent to Date of Policy (except to the extent that this policy insures the priority of the lien of the insured mortgage over any statutory lien for services, labor or material); or

      (e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage.

4. Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with applicable doing business laws of the state in which the land is situated.

5. Invalidity or unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6. Any statutory lien for services, labor or materials (or the claim of priority of any statutory lien for services, labor or materials over the lien of the insured mortgage) arising from an improvement or work related to the land which is contracted for and commenced subsequent to Date of Policy and is not financed in whole or in part by proceeds of the indebtedness secured by the insured mortgage which at Date of Policy the insured has advanced or is obligated to advance.

7. Any claim, which arises out of the transaction creating the interest of the mortgagee insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, that is based on:

      (i) the transaction creating the interest of the insured mortgagee being deemed a fraudulent conveyance or fraudulent transfer; or

      (ii) the subordination of the interest of the insured mortgagee as a result of the application of the doctrine equitable subordination; or

      (iii) the transaction creating the interest of the insured mortgagee being deemed a preferential transfer except where the preferential transfer results from the failure:

            (a)   to timely record the instrument of transfer; or

            (b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.

                           CONDITIONS AND STIPULATIONS

1.    DEFINITION OF TERMS

      The following terms when used in this policy mean:

      (a) "insured" the insured named in Schedule A. The term "insured" also includes

      (i) the owner of the indebtedness secured by the insured mortgage and each successor in ownership of the indebtedness except a successor who is an obligor under the provisions of Section 12(c) of these Conditions and Stipulations (reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor insured, unless the successor acquired the indebtedness as a purchaser for value without knowledge of the asserted defect, lien, encumbrance, adverse claim or other matter insured against by this policy as affecting title to the estate or interest in the land);

      (ii) any governmental agency or governmental instrumentality which is an insurer or guarantor under an insurance contract or guaranty insuring or guaranteeing the indebtedness secured by the insured mortgage, or any part thereof, whether named as an insured herein or not;

      (iii) the parties designated in Section 2(a) of these Conditions and Stipulations

      (b) "insured claimant" an insured claiming loss or damage.

      (c) "knowledge" or "known" actual knowledge, not constructive knowledge or notice which may be imputed to an insured by reason of the public records as defined in this policy or any other records which impart constructive notice of matters affecting the land.

      (d) "land": the land described or referred to in Schedule A, and improvements affixed thereto which by law constitute real property. The term "land" does not include any property beyond the lines of the area described or referred to in Schedule A, nor any right, title, interest, estate or easement in abutting streets, roads, avenues, alleys, lanes, ways or waterways, but nothing herein shall modify or limit the extent to which a right of access to and from the land is insured by this policy.

      (e) "mortgage" mortgage, deed of trust, trust deed, or other security instrument.

      (f) "public records": records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without knowledge. With respect to
Section 1(a)(iv) of the Exclusions From Coverage, "public records" shall also include environmental protection liens filed in the records of the clerk of the United States district court for the district in which the land is located.

      (g) "unmarketability of the title": an alleged or apparent matter affecting the title to the land, not excluded or excepted from coverage, which would entitle a purchaser of the estate or interest described in Schedule A or the insured mortgage to be released from the obligation to purchase by virtue of a contractual condition requiring the delivery of marketable title.

2.    CONTINUATION OF INSURANCE

      (a) After Acquisition of Title. The coverage of this policy shall continue in force as of Date of Policy in favor of (i) an insured who acquires all or any part of the estate or interest in the land by foreclosure, trustee's sale, conveyance in lieu of foreclosure, or other legal manner which discharges the lien of the insured mortgage; (ii) a transferee of the estate or interest so acquired from an insured corporation, provided the transferee is the parent or wholly-owned subsidiary of the insured corporation, and their corporate successors by operation of law and not by purchase, subject to any rights or defenses the Company may have against any predecessor insureds; and (iii) any governmental agency or governmental instrumentality which acquires all or any part of the estate or interest pursuant to a contract of insurance or guaranty insuring or guaranteeing the indebtedness secured by the insured mortgage.

      (b) After Conveyance of Title. The coverage of this policy shall continue in force as of Date of Policy in favor of an insured only so long as the insured retains an estate or interest in the land, or holds an indebtedness secured by a purchase money mortgage given by a purchaser from the insured, or only so long as the insured shall have liability by reason of covenants of warranty made by the insured in any transfer or conveyance of the estate or interest. This policy shall not continue in force in favor of any purchaser from the insured of either
(i) an estate or interest in the land, or (ii) an indebtedness secured by a purchase money mortgage given to the insured.

      (c) Amount of Insurance. The amount of insurance after the acquisition or after the conveyance shall in neither event exceed the least of

      (i) the Amount of Insurance stated in Schedule A.

      (ii) the amount of the principal of the indebtedness secured by the insured mortgage as of Date of Policy, interest thereon, expenses of foreclosure, amounts advanced pursuant to the insured mortgage to assure compliance with laws or to protect the lien of the insured mortgage prior to the time of acquisition of the estate or interest in the land and secured thereby and reasonable amounts expended to prevent deterioration of improvements, but reduced by the amount of all payments made, or

      (iii) the amount paid by any governmental agency or governmental instrumentality if the agency or instrumentality is the insured claimant, in the acquisition of the estate or interest in satisfaction of its insurance contract or guaranty

3.    NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

      The insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 4(a) below, (ii) in case knowledge shall come to an insured hereunder of any claim of title or interest which is adverse to the title to the estate or interest or the lien of the insured mortgage, as insured, and which might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if title to the estate or interest or the lien of the insured mortgage, as insured, is rejected as unmarketable. If prompt notice shall not be given to the Company, then as to the insured all liability of the Company shall terminate with regard to the matter or matters for which prompt notice is required, provided, however, that failure to notify the Company shall in no case prejudice the rights of any insured under this policy unless the Company shall be prejudiced by the failure and then only to the extent of the prejudice

4.    DEFENSE AND PROSECUTION OF ACTIONS; DUTY OF INSURED CLAIMANT TO COOPERATE

      (a) Upon written request by the insured and subject to the options contained in Section 6 of these Conditions and Stipulations, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an insured in litigation in which any third party asserts a claim adverse to the title or interest as insured but only as to those stated causes of action alleging a defect, lien or encumbrance or other matter insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the insured to object for reasonable cause) to represent the insured as to those stated causes of action and shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees costs or expenses incurred by the insured in the defense of those causes of action which allege matters not insured against by this policy

      (b) The Company shall have the right, at its own cost, to institute and prosecute any action or proceeding or to do any other act which in its opinion may be necessary or desirable to establish the title to the estate or interest or the lien of the insured mortgage, as insured, or to prevent or reduce loss or damage to the insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable hereunder, and shall not thereby concede liability or waive any provision of this policy. If the Company shall exercise its rights under this paragraph, it shall do so diligently.

      (c) Whenever the Company shall have brought an action or interposed a defense as required or permitted by the provisions of this policy, the Company may pursue any litigation to final determination by a court of competent jurisdiction and expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order

      (d) In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding, the insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, and all appeals therein, and permit the Company to use, at its option, the name of the insured for this purpose. Whenever requested by the Company, the insured, at the Company's expense, shall give the Company all reasonable and (i) in any action or proceeding, securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act which in the opinion of the Company may be necessary or desirable to establish the title to the estate or interest or the lien of the insured mortgage, as insured. If the Company is prejudiced by the failure of the insured to furnish the required cooperation, the Company's obligations to the insured under the policy shall terminate, including any liability or obligation to defend, prosecute or continue any litigation, with regard to the matter or matters requiring such cooperation

5.    PROOF OF LOSS OR DAMAGE

      In addition to and after the notices required under Section 3 of these Conditions and Stipulations have been provided the Company, a proof of loss or damage signed and sworn to by the insured claimant shall be furnished to the Company within 90 days after the insured claimant shall ascertain the facts giving rise to the loss or damage. The proof of loss or damage shall describe the defect in or lien or encumbrance on the title, or other matter insured against by this policy which constitutes the basis of loss or damage and shall state to the extent possible the basis of calculating the amount of the loss or damage. If the Company is prejudiced by the failure of the insured claimant to provide the required proof of loss or damage the Company's obligations to the insured under the policy shall terminate, including any liability or obligation to defend, prosecute or continue any litigation with regard to the matter or matters requiring such proof of loss or damage

      In addition, the insured claimant may reasonably be required to submit to examination under oath by any authorized representative of the Company and shall produce for examination, inspection and copying at such reasonable times and places as may be designated by any authorized representative of the Company, all records, books, ledgers, checks, correspondence and memoranda, whether bearing a date before or after Date of Policy which reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company the insured claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect and copy all records, books, ledgers, checks, correspondence and memoranda in the custody or control of a third party which reasonably pertain to the loss or damage. All information designated as confidential by the insured claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the insured claimant to submit for examination under oath, produce other reasonably requested information or grant permission to secure reasonably necessary information from third parties as required in this paragraph, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

6.    OPTIONS TO PAY OTHERWISE SETTLE CLAIMS: TERMINATION OF LIABILITY

      In case of a claim under this policy, the Company shall have the following additional options

      (a) TO PAY OR TENDER PAYMENT OF THE AMOUNT OF INSURANCE OR TO PURCHASE THE INDEBTEDNESS.

      (i) to pay or tender payment of the amount of insurance under this policy together with any costs, attorneys' fees and expenses incurred by the insured claimant, which were authorized by the Company up to the time of payment or tender of payment and which the Company is obligated to pay, or

      (ii) to purchase the indebtedness secured by the insured mortgage for the amount owing thereon together with any costs, attorneys' fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of purchase and which the Company is obligated to pay

      If the Company offers to purchase the indebtedness as herein provided the owner of the indebtedness shall transfer, assign, and convey the indebtedness and the insured mortgage, together with any collateral security to the Company upon payment therefor

      Upon the exercise by the Company of either of the options provided for in paragraphs a(i) or (ii), all liability and obligations to the insured under this policy, other than to make the payment required in those paragraphs shall terminate, including any liability or obligation to defend, prosecute or continue any litigation, and the policy shall be surrendered to the Company for cancellation

      (b) TO PAY OR OTHERWISE SETTLE WITH PARTIES OTHER THAN THE INSURED OR WITH THE INSURED CLAIMANT.

      (i) to pay or otherwise settle with other parties for or in the name of an insured claimant any claim insured against under this policy, together with any costs, attorneys' fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay; or

      (ii) to pay or otherwise settle with the insured claimant the loss or damage provided for under this policy, together with any costs, attorneys' fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay.

      Upon the exercise by the Company of either of the options provided for in paragraphs (b)(i) or (ii), the Company's obligations to the insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

7.    DETERMINATION AND EXTENT OF LIABILITY

      This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the insured claimant who has suffered loss or damage by reason of matters insured against by this policy and only to the extent herein described.

      (a) The liability of the Company under this policy shall not exceed the least of

      (i) the Amount of Insurance stated in Schedule A or if applicable the amount of insurance as defined in Section 2(c) of these Conditions and Stipulations.

      (ii) the amount of the unpaid principal indebtedness secured by the insured mortgage as limited or provided under Section 8 of these Conditions and Stipulations or as reduced under Section 9 of these Conditions and Stipulations, at the time the loss or damage insured against by this policy occurs together with interest thereon, or insured and the value of the insured estate or interest subject to the defect lien or encumbrance insured against by this policy

      (b) to the event the insured has acquired the estate or interest of the manner described in Section 2(a) of these Conditions and Stipulations or has conveyed the title then the liability of the Company shall continue as set forth in Section 7(a) of these Conditions and Stipulations

      (c) The Company will pay only those costs attorneys fees and expenses incurred in accordance with Section 4 of these Conditions and Stipulations

8.    LIMITATION OF LIABILITY

      (a) If the Company establishes the title or removes the alleged defect lien or encumbrance or cures the lack of a right of access to or from the land, or cures the claim of unmarketability of title or otherwise establishes the lien of the insured mortgage all as insured in a reasonably diligent manner by any method including litigation and the completion of any appeals therefrom it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused thereby

      (b) In the event of any litigation including litigation by the Company or with the Company's consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction and disposition of all appeals therefrom, adverse to the title or to the lien of the insured mortgage, as insured

      (c) The Company shall not be liable for loss or damage to any insured for liability voluntarily assumed by the insured in settling any claim or suit without the prior written consent of the Company.

      (d) The Company shall not be liable for: (i) any indebtedness created subsequent to Date of Policy except for advances made to protect the lien of the insured mortgage and secured thereby and reasonable amounts expended to prevent deterioration of improvements, or (ii) construction loan advances made subsequent to Date of Policy, except construction loan advances made subsequent to Date of Policy for the purpose of financing in whole or in part the construction of an improvement to the land which at Date of Policy were secured by the insured mortgage and which the insured was and continued to be obligated to advance at and after Date of Policy.

9.    REDUCTION OF INSURANCE: REDUCTION OR TERMINATION OF LIABILITY

      (a) All payments under this policy, except payments made for costs, attorneys' fees and expenses, shall reduce the amount of the insurance pro tanto. However, any payments made prior to the acquisition of title to the estate or interest as provided in Section 2(a) of these Conditions and Stipulations shall not reduce pro tanto the amount of the insurance afforded under this policy except to the extent that the payments reduce the amount of the indebtedness secured by the insured mortgage

      (b) Payment in part by any person of the principal of the indebtedness, or any other obligation secured by the insured mortgage, or any voluntary partial satisfaction or release of the insured mortgage, to the extent of the payment, satisfaction or release, shall reduce the amount of insurance pro tanto. The amount of insurance may thereafter be increased by accruing interest and advances made to protect the lien of the insured mortgage and secured thereby, with interest thereon, provided in no event shall the amount of insurance be greater than the Amount of Insurance stated in Schedule A.

      (c) Payment in full by any person or the voluntary satisfaction or release of the insured mortgage shall terminate all liability of the Company except as provided in Section 2(a) of these Conditions and Stipulations.

10.   LIABILITY NONCUMULATIVE

      If the insured acquires title to the estate or interest in satisfaction of the indebtedness secured by the insured mortgage, or any part thereof, it is expressly understood that the amount of insurance under this policy shall be reduced by any amount the Company may pay under any policy insuring a mortgage to which exception is taken in Schedule B or to which the insured has agreed, assumed, or taken subject, or which is hereafter executed by an insured and which is a charge or lien on the estate or interest described or referred to in Schedule A, and the amount so paid shall be deemed a payment under this policy.

11.   PAYMENT OF LOSS

      (a) No payment shall be made without producing this policy for endorsement of the payment unless the policy has been lost or destroyed, in which case proof of loss or destruction shall be furnished to the satisfaction of the Company

      (b) When liability and the extent of loss or damage has been definitely fixed in accordance with these Conditions and Stipulation, the loss or damage shall be payable within 30 days thereafter.

12.   SUBROGATION UPON PAYMENT OR SETTLEMENT

      (a) THE COMPANY'S RIGHT OF SUBROGATION. Whenever the Company shall have settled and paid a claim under this policy, all right of subrogation shall vest in the Company unaffected by any act of the insured claimant.

      The Company shall be subrogated to and be entitled to all rights and remedies which the insured claimant would have had against any person or property in respect to the claim had this policy not been issued. If requested by the Company, the insured claimant shall transfer to the Company all rights ?? of subrogation. The insured claimant shall permit the Company to sue compromise or settle in the name of the insured claimant and 'caused the name of the insured claimant in any transaction obligation involving these rights or remedies

      If a payment on account of a claim does not fully cover the loss of the insured claimant, the Company shall be subrogated to all rights and remedies of the insured claimant after the insured claimant shall have recovered its principal, interest, and costs of collection

      (b) THE INSURED'S RIGHTS AND LIMITATIONS.

      Notwithstanding the foregoing, the owner of the indebtedness secured by the insured mortgage, provided the priority of the lien of the insured mortgage or its enforceability is not affected, may release or substitute the personal liability of any debtor or guarantor, or extend or otherwise modify the terms of payment, or release a portion of the estate or interest from the lien of the insured mortgage, or release any collateral security for the indebtedness

      When the permitted acts of the insured claimant occur and the insured has knowledge of any claim of title or interest adverse to the title to the estate or interest or the priority or enforceability of the lien of the insured mortgage as insured, the Company shall be required to pay only that part of any losses insured against by this policy which shall exceed the amount, if any lost to the Company by reason of the impairment by the insured claimant of the Company's right of subrogation.

      (c) THE COMPANY'S RIGHTS AGAINST NON-INSURED OBLIGORS.

      The Company's right of subrogation against non-insured obligors shall exist and shall include, without limitation, the rights of the insured to indemnities, guaranties, other policies of insurance or bonds, notwithstanding any terms or conditions contained in those instruments which provide for subrogation rights by reason of this policy

      The Company's right of subrogation shall not be avoided by acquisition of the insured mortgage by an obligor (except an obligor described in Section 1(a)(ii) of these Conditions and Stipulations) who acquires the insured mortgage as a result of an indemnity, guarantee, other policy of insurance, or bond and the obligor will not be an insured under this policy, notwithstanding Section 1(a)(i) of these Conditions and Stipulations

13.   ARBITRATION

      Unless prohibited by applicable law, either the Company or the insured may demand arbitration pursuant to the Title Insurance Arbitration Rules of the American Arbitration Association. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the insured arising out of or relating to this policy, any service of the Company in connection with its issuance or the breach of a policy provision or other obligation. All arbitrable matters when the Amount of Insurance is $1,000,000 or less shall be arbitrated at the option of either the Company or the insured. All arbitrable matters when the Amount of Insurance is in excess of $1,000,000 shall be arbitrated only when agreed to by both the Company and the insured. Arbitration pursuant to this policy and under the Rules in effect on the date the demand for arbitration is made or, at the option of the insured, the Rules in effect at Date of Policy shall be binding upon the parties. The award may include attorneys' fees only if the laws of the state in which the land is located permit a court to award attorneys' fees to a prevailing party. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

      The law of the situs of the land shall apply to an arbitration under the Title Insurance Arbitration Rules.

      A copy of the Rules may be obtained from the Company upon request.

14.   LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT

      (a) This policy together with all endorsement, if any, attached hereto by the Company is the entire policy and contract between the insured and the Company. In interpreting provision of this policy, this policy shall be construed as a whole.

      (b) Any claim of loss or damage, whether or not based on negligence, and which arises out of the status of the lien of the insured mortgage or of the title to the estate or interest covered hereby or by any action asserting such claim, shall be restricted to this policy.

      (c) No amendment of or endorsement to this policy can be made except by a writing endorsed hereon or attached hereto signed by either the President, a Vice President, the Secretary, an Assistant Secretary, or validating officer or authorized signatory of the Company.

15.   SEVERABILITY

      In the event any provision of this policy is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision and all other provisions shall remain in full force and effect.

16.   NOTICES, WHERE SENT

      All notices required to be given the Company and any statement in writing required to be furnished the Company shall include the number of this policy and shall be addressed to the Company at the issuing office or to

      CHICAGO TITLE INSURANCE COMPANY
      CLAIMS DEPARTMENT
      171 NORTH CLARK STREET
      CHICAGO, ILLINOIS 60601-3294

Reorder form No 8264 (Rev 10-17-92)

                                   SCHEDULE A

================================================================================

                                                        Policy No : 1704853 - MM
                                                           Premium: $300.00

Amount of Insurance: $5,961,443.00
Date of Policy: December 31, 1996 at 1:00 PM

1. Name of Insured:

MIDLAND LOAN SERVICES, L. P. ("MIDLAND"), ITS SUCCESSORS AND ASSIGNS, AS DEFINED IN PARAGRAPH 1(A) OF THE CONDITIONS AND STIPULATIONS OF THIS POLICY

2. The estate or interest in the land described in this schedule and which is encumbered by the insured mortgage is:

A FEE

3. Title to the estate or interest in the land is vested in:

CMP-1, LLC,
a Delaware limited liability company

4. The insured mortgage and assignments thereof, if any, are described as follows:

                     See Attached Exhibit - Insured Mortgage

================================================================================

Policy No: 1704853 - MM
Page 2

                                   SCHEDULE A
                                   (CONTINUED)

================================================================================

5. The land referred to in this policy is situated in the State of California, County of Monterey and is described as follows:

PARCEL I:

Parcel 1, as shown and designated on Map filed June 14th, 1978 in Volume 12 of "Parcel Maps" at Page 114, Monterey County Records.

PARCEL II:

An easement for ingress and egress lying within Parcel 2, and lying adjacent to the Southerly boundary of Parcel 1 as said "Easement for ingress and egress" and Parcels 1 and 2 are shown and designated on map filed June 14, 1978 in Volume 12 of "Parcel Maps" at Page 114, Monterey County Records.

PARCEL III:

An easement for ingress and egress 24 feet in width as said 24' wide easement for ingress and egress is shown and designated on map filed June 14, 1978 in Volume 12 of "Parcel Maps" at Page 114, Monterey County Records.

PARCEL IV:

Parcel 2, as shown and designated on Map filed June 14, 1978 in Volume 12 of "Parcel Maps" at Page 114, Monterey County Records.

PARCEL V:

Parcel 3, as shown and designated on Map filed June 14, 1978 in Volume 12 of "Parcel Maps" at Page 114, Monterey County Records.

PARCEL VI:

An easement for ingress and egress 31 feet in width lying within the limits of Parcel 1, as shown and designated on Map filed June 14, 1978 in Volume 12 of "Parcel Maps" at Page 114, Monterey County Records.

================================================================================

Policy No. 1704853 - MM
Page 1

                           EXHIBIT (INSURED MORTGAGE)

A Deed of Trust in an original amount of:

        Dated:                      December 31, 1996
        Amount:                     $45,000,000.00
        Trustor:                    CMP-1, LLC, a Delaware limited liability
                                    company
        Trustee:                    Chicago Title Insurance Company
        Beneficiary:                Midland Loan Services, L.P., a Missouri
                                    limited partnership
                                    210 West 10th Street
                                    Kansas City, Missouri 64105
      Recorded:                     December 31, 1996, Series No. 77704, in Reel
                                    3463, Page 510, Official Records

Said matter affects this and other property

The Beneficial interest under said Deed of Trust was assigned

To                                  Merrill Lynch Mortgage Capital, Inc., a New
                                    York corporation
By Assignment Dated:                December __, 1996
Recorded:                           December 31, 1996 in Reel 3463, Page 659,
                                    Official Records

Policy No: 1704853 - MM

                                   SCHEDULE B

================================================================================

                            EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys' fees or expenses) which arise by reason of:

                                     PART I

1.    General and Special Taxes and Assessments, if any, for the fiscal year
      1996-97

      Assessment No.:                     253-111-018
      Code No.:                           005-022
      First Installment:                  $12,849.48, Paid
      Second Installment:                 $12,849.48, A lien not yet due or
                                          payable
      Assessed Valuation Of
      Personal Property:                  NONE
      Homeowners Exemption:               $NONE

      General and Special Taxes and Assessments, if any, for the fiscal year 1996-97

      Assessment No.:                     253-111-019
      Code No.:                           005-022
      First Installment:                  $14,453.02, Paid
      Second Installment:                 $14,453.02, A lien not yet due or
                                          payable
      Assessed Valuation Of
      Personal Property:                  NONE
      Homeowners Exemption:               $NONE

      General and Special Taxes and Assessments, if any, for the fiscal year 1996-97

      Assessment No.:                     253-111-020
      Code No.:                           005-022
      First Installment:                  $13,946.10, Paid
      Second Installment:                 $13,946.10, A lien not yet due or
                                          payable
      Assessed Valuation Of
      Personal Property:                  NONE
      Homeowners Exemption:               $NONE

2. The Lien of Supplemental Taxes, for which a bill has been mailed after the date of the policy, pursuant to the provisions of Chapter 3.5,

================================================================================

Policy No: 1704853  - MM

                                SCHEDULE B-PART I
                                   (CONTINUED)

================================================================================

Revenue and Taxation Code, Sections 75 et seq.

3. Waiver of any claims for damages due to the construction, maintenance and location of a State Highway, as set forth in the deed

      From:                         M. G. Souza, et ux
      To:                           State of California
      Recorded:                     February 14, 1931 in Book 279, Page 235,
                                    Official Records
      Affects:                      Those portions of Parcels 2 and 3 abutting
                                    Boronda Road

4. An easement for the purpose shown below and rights incidental thereto as shown or as offered for dedication on the recorded map shown below.

      Map of:                       Volume 12, Parcel Maps, Page 114
      Recorded:                     June 14, 1978
      Easement
         Purpose:                   Ingress and egress 24 feet and 31 feet in
                                    width
      Affects:                      Parcels III and VI

      And as reserved in the deed recorded in Reel 1251, Page 38, Official Records.

5. The fact that the ownership of said land does not include rights of access to or from the street or highway abutting said land, such rights having been relinquished by the map of said Tract.

      Affects:                      Those portions of Parcels 2 and 3 abutting
                                    Boronda Road

6. An easement for the purpose shown below and rights incidental thereto as set forth in a document

      Granted to:                   The Pacific Telephone and Telegraph Company
                                    (No Representation is made as to the present
                                    ownership of said easement)
      Purpose:                      Utilities, 5' wide
      Recorded:                     August 3, 1978 in Reel 1264, Page 994,
                                    Official Records
      Affects:                      As set forth in the deed

7. An easement for the purpose shown below and rights incidental thereto as set forth in a document

================================================================================

Policy No: 1704853  - MM

                               SCHEDULE B - PART I
                                   (CONTINUED)

      Granted to:                   The Pacific Gas and Electric Company, a
                                    California corporation (No Representation is
                                    made as to the present ownership of said
                                    easement)
      Purpose:                      Utilities, 10 feet in width
      Recorded:                     December 7, 1978 in Reel 1295, Page 390,
                                    Official Records

      The exact location and extent of said easement is not disclosed of record.

8. An easement for the purpose shown below and rights incidental thereto as set forth in a document

      Granted to:                   The Pacific Gas and Electric Company, a
                                    California corporation
                                    (No Representation is made as to the present
                                    ownership of said easement)
      Purpose:                      Utilities, 10 feet in width
      Recorded:                     December 7, 1978 in Reel 1295, Page 392,
                                    Official Records

      The exact location and extent of said easement is not disclosed of record.

9. An easement for the purpose shown below and rights incidental thereto as set forth in a document

      Granted to:                   Pacific Gas and Electric Company a
                                    California corporation
      Purpose:                      Public Utilities
      Recorded:                     February 1, 1979 in Reel 1306, Page 1127,
                                    Official Records
      Affects:                      That portion of said land as therein
                                    provided

10. An easement for the purpose shown below and rights incidental thereto as set forth in a document

      Granted to:                   Pacific Telephone and Telegraph Company
      Purpose:                      Public Utilities
      Recorded:                     February 23, 1979 in Reel 1311, Page 400,
                                    Official Records
      Affects:                      As set forth in the deed

11.   An easement for the purpose shown below and rights incidental thereto as

================================================================================

Policy No: 1704853  - MM

                                SCHEDULE B-PART I
                                   (continued)

================================================================================

      set forth in a document

      Granted to:        Pacific Gas and Electric Company, a California
                         corporation
      Purpose:           Underground pipe. with suitable service pipes and
                         connections for the conveyance of gas
      Recorded:          April 30, 1979 in Reel 1326, Page 600, Official Records
      Affects:           As set forth in the deed

12. An easement for the purpose shown below and rights incidental thereto as set forth in a document

      Granted to:        Pacific Gas and Electric Company, a California
                         corporation
      PURPOSE:           Public utilities
      Recorded:          April 30, 1979 in Reel 1326, Page 602, Official Records
      Affects:           As set forth in the deed

13. An easement for the purpose shown below and rights incidental thereto as set forth in a document

      Granted to:        Pacific Gas and Electric Company, a California
                         corporation
      Purpose:           Public utilities
      Recorded:          April 30, 1979 in Reel 1326, Page 605, Official Records
      Affects:           As set forth in the deed

14. An easement for the purpose shown below and rights incidental thereto as set forth in a document

      Granted to:        Water West Corporation, a corporation
      Purpose:           Pipelines, ingress and egress
      Recorded:          August 2, 1979 in Reel 1349, Page 810, Official Records
      Affects:           Those portions of said land as therein provided

15. An easement for the purpose shown below and rights incidental thereto as set forth in a document

      Granted to:        Pacific Gas and Electric Company, a California
                         corporation
      Purpose:           Public utilities

================================================================================

Policy No: 1704853 - MM

                               SCHEDULE B - PART I
                                   (continued)

================================================================================

      Recorded:          August 6, 1979 in Reel 1352, Page 903, Official Records
      Affects:           As set forth in the deed

16. An easement for the purpose shown below and rights incidental thereto as set forth in a document

      Granted to:        Pacific Gas and Electric Company, a California
                         corporation
      Purpose:           Underground pipes with suitable service pipes and
                         connections for the conveyance of gas
      Recorded:          August 16, 1979 in Reel 1352, Page 907, Official
                         Records
      Affects:           As set forth in the deed

17. Terms and provisions as set forth in the Costs, Maintenance, Use and Assessments Regarding Private Roads

      Executed by:       Boronda Manor, a general partnership and by Homer M.
                         Hayward and Nancy Eccels Hayward
      Recorded:          September 21, 1979 in Reel 1360, Page 561, Official
                         Records

      Reference is made to said document for full particulars.

18. Any rights, interest, or claims which may exist or arise by reason of the following facts shown on a survey plat entitled ALTA/ACSM Land Title Survey of Parcels 1, 2 and 3 in Volume 12, Parcel Maps, Page 114, dated May 15, 1996 December 11, 1996 prepared by Tronoff Associates:

      A) The fact that a 6' and 8' concrete wall encroaches in the Southerly boundary.

      B) The fact that high voltage boxes encroaches on the Westerly boundary.

      C) The fact that a 6' chain link fence is located along the Northerly boundary partially on said land and partially on said adjoining land.

      D) The fact that a 6' wood fence is located along the Westerly boundary partially on said land and partially on said adjoining land.

      E) The fact that a high voltage box, telephone box on concrete and a water meter encroach along the Northerly boundary.

      F) The fact that planter with ivy and trees encroach over the Northerly boundary.

================================================================================

Policy No: 1704853  - MM

                                SCHEDULE B-PART I
                                   (continued)

      G) The fact that planters with ivy and trees encroach over the Easterly boundary.

      H) The fact that 6' wood fence is located along the Easterly boundary partially on said land and partially on said adjoining land.

      I) The fact that 7' wood fence is located along the Southerly boundary partially on said land and partially on said adjoining land.

19. An unrecorded lease with certain terms, covenants, conditions and provisions set forth therein

      Lessees:           (A) Signagi Space (B) Web
      Disclosed by:      Information furnished to this Company

================================================================================

Policy No: 1704853 - MM

                                   SCHEDULE B

================================================================================

                                     PART II

In addition to the matters set forth in Part I of this Schedule, the title to the estate or interest in the land described or referred to in Schedule A is subject to the following matters, if any be shown, but the Company insures that these matters are subordinate to the lien or charge of the insured mortgage upon the estate or interest:

1. An Assignment of Rents, as additional security for the payment of the indebtedness secured by the Deed of Trust insured herein, which assignment was

      Executed By:                  CMP-1, LLP, a Delaware limited liability
                                    company
      To:                           Midland Loan Services, L.P., a Missouri
                                    limited partnership
      Recorded:                     December 31, 1996 in Reel 3463, Page 612,
                                    Official Records

2. Terms and provisions as set forth in the Manager's Consent and Subordination of Management Agreement

      Executed by:                  JH Management Company, LLC, a California
                                    limited liability company, Midland Loan
                                    Services, L.P., a Missouri limited
                                    partnership. CMP-1, LLC, a Delaware limited
                                    liability company
      Recorded:                     December 31, 1996 in Reel 3463, Page 636,
                                    Official Records

3. A financing statement filed in the office of the County Recorder, showing

      Debtor:                       CMP-1, LLC
      Secured Party:                Midland Loan Services, L.P.
      Property
        Covered:                    As therein described
      Recorded:                     December 31, 1996 in Reel 3463. Page 662,
                                    Official Records

      Said matter affects this and other property

      END OF SCHEDULE B

      PB

================================================================================

                        Attached to and forming a part of

                              Policy No: 1704853 MM

                                    Issued by

                         CHICAGO TITLE INSURANCE COMPANY

The Company insures the owner of the indebtedness secured by the insured mortgage against loss or damage sustained by reason of:

1.    Any incorrectness in the assurance that, at Date of Policy:

      (a) There are no covenants, conditions or restrictions under which the lien of the mortgage referred to in Schedule A can be divested, subordinated or extinguished, or its validity, priority or enforceability impaired.

      (b)   Unless expressly excepted in Schedule B:

            (1) There are no present violations on the land of any enforceable covenants, conditions or restrictions, nor do any existing improvements on the land violate any building setback lines shown on a plat of subdivision recorded or filed in the public records.

            (2) Any instrument referred to in Schedule B as containing covenants, conditions or restrictions on the land does not, in addition, (i) establish an easement on the land; (ii) provide a lien for liquidated damages; (iii) provide for a private charge or assessment; (iv) provide for any option to purchase, a right of first refusal or the prior approval of a future purchaser or occupant.

            (3) There is no encroachment of existing improvements located on the land onto adjoining land, nor any encroachment onto the land of existing improvements located on adjoining land.

            (4) There is no encroachment of existing improvements located on the land onto that portion of the land subject to any easement excepted in schedule B.

2. Any future violation on the land of any existing covenants, conditions or restrictions occurring prior to the acquisition of title to the estate or interest in the land by the insured, provided the violation results in:

      (a)   impairment or loss of the lien of the insured mortgage; or

      (b) loss of title to the estate or interest in the land if the insured shall acquire title in satisfaction of the indebtedness secured by the insured mortgage.

3.    Damage to existing improvements, including lawns, shrubbery or trees:

      (a) which are located on or encroach upon that portion of the land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;

      (b) resulting from the future exercise of any right to use the surface of the land for the extraction or development of minerals excepted from the description of the land or excepted in Schedule B.

4. Any final court order or judgment requiring the removal from any land adjoining the land of any encroachment excepted in Schedule B.

5. Any final court order or judgment denying the right to maintain any existing improvements on the land because of any violation of covenants, conditions or restrictions or building setback lines shown on a plat or subdivision recorded or filed in the public records.

Wherever in this endorsement the words "covenants, conditions or restrictions" appear, they shall not be deemed to refer to or include the terms, covenants, conditions or limitations contained in an instrument creating a lease.

No coverage is provided under this endorsement as to any covenant, condition, restriction, or other provision relating to environmental protection.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

                                           CHICAGO TITLE INSURANCE COMPANY


                                           By: /s/ [ILLEGIBLE]
                                              --------------------------------
                                                    Authorized Signatory

                                           CLTA Form 100.2

                                   ENDORSEMENT
                        Attached to and forming a part of

                              Policy No. 1704853 MM

                                    Issued by
                         CHICAGO TITLE INSURANCE COMPANY

      The Company hereby assures the insured that the land abuts upon a physically open street(s) known as BORONDA ROAD

      The company hereby insures the insured against loss which the insured shall sustain in the event the assurance herein shall prove to be incorrect.

      This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Dated: DECEMBER 31, 1996

                                           CHICAGO TITLE INSURANCE COMPANY


                                           By: /s/ [ILLEGIBLE]
                                              --------------------------------
                                                    Authorized Signatory

                                           CLTA Form 103.7 (Rev.9-10-93)

                                   ENDORSEMENT
                        Attached to and forming a part of

                              Policy No. 1704853 MM

                                    Issued by
                         CHICAGO TITLE INSURANCE COMPANY

      The company assures

            Merrill Lynch Mortgage capital, Inc.

                                                                "the Assured":

      (a) That by a valid assignment or assignments the beneficial interest under the mortgage referred to in paragraph 4 of Schedule A has been transferred to the Assured;

      (b) That no reconveyance, either full or partial, of the insured mortgage, or any modification or subordination thereof, appears in the public records.

      The Company hereby insures the Assured against loss which the Assured shall sustain in the event that the assurances herein shall prove to be incorrect.

      This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Dated: DECEMBER 31, 1996

                                           CHICAGO TITLE INSURANCE COMPANY


                                           By: /s/ [ILLEGIBLE]
                                              --------------------------------
                                                    Authorized Signatory

                                           CLTA Form 104.1 (Rev. 9-10-93)

                                   ENDORSEMENT
                        Attached to and forming a part of

                              Policy No. 1704853 MM

                                    Issued by

                         CHICAGO TITLE INSURANCE COMPANY

The Policy is hereby amended by deleting paragraph(s) 7 of the Exclusion. from Coverage

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Dated: December 31, 1996

                                           CHICAGO TITLE INSURANCE COMPANY

                                           CHICAGO TITLE INSURANCE COMPANY


                                           By: /s/ [ILLEGIBLE]
                                              --------------------------------
                                                    Authorized Signatory

                                           CLTA Form 110.1 (Rev.9-10-93)
                                           ALTA or CLTA - Owner or Lender

                                   ENDORSEMENT
                        Attached to and forming a part of

                              Policy No. 1704853 MM
                                    Issued by
                         CHICAGO TITLE INSURANCE COMPANY

            The company assures the insured that at Date of Policy there is located on the land MULTI-FAMILY RESIDENCE known as

2073 SANTA RITA STREET
SALINAS, California

and that the map attached to this policy show the correct location and dimensions of the land according to the public records.

            The Company hereby insures the insured against loss which the insured shall sustain in the event that the assurance herein shall prove to be incorrect.

            This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsement thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Dated: DECEMBER 31, 1996

                                           CHICAGO TITLE INSURANCE COMPANY

                                           CHICAGO TITLE INSURANCE COMPANY


                                           By: /s/ [ILLEGIBLE]
                                              --------------------------------
                                                    Authorized Signatory

                                           CLTA Form 116(Rev.9-10-93)

CLTA FORM 116.1

                                   ENDORSEMENT

                        Attached to and forming a part of

                               Policy No. 1704853

                                    Issued by

                         CHICAGO TITLE INSURANCE COMPANY

The Company assures the Insured that the land is the same as that delineated on the plat of a survey made by Tronoff Associates - Land Surveyors

On May 15, 1996 (revised December 11, 1996)

Designated Job No. 1-4047-1, which is attached hereto and made a part hereof.

The Company hereby insures the Insured against loss which said Insured shall sustain in the event that the assurance herein shall prove to be incorrect.

This endorsement is made a part of said policy and is subject to all of the terms and provisions thereof of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the amount thereof.

                                            CHICAGO TITLE INSURANCE COMPANY


                                           By: /s/ [ILLEGIBLE]
                                              --------------------------------
                                                    Assistant Secretary

                                   ENDORSEMENT

                        Attached to and forming a part of

                                Policy No.1704853

                                    Issued by

                         CHICAGO TITLE INSURANCE COMPANY

      The Company assures the insured that the Parcels described in Schedule A are contiguous to each other.

      The Company hereby insures the insured against loss which the insured shall sustain in the event that the assurance herein shall prove to be incorrect.

      This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

Dated: DECEMBER 31, 1996

                                           CHICAGO TITLE INSURANCE COMPANY


                                           By: /s/ [ILLEGIBLE]
                                              --------------------------------
                                                    Authorized Signatory

                                           CLTA Form 116.4 (Rev. 9-10.93)

                                  ENDORSEMENT I

                        Attached to and forming a part of

                              Policy No. 1704853 MM

                                    Issued by

                         CHICAGO TITLE INSURANCE COMPANY

1. The Company insures the Insured against loss or damage sustained by reason of any incorrectness in the assurance that, at Date of Policy:

      (a) According to applicable zoning ordinances and amendments thereto, the land is classified Zone R-H-2.3

      (b) The following use or uses are allowed under that classification subject to compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments thereto, including but not limited to the securing of necessary consents or authorizations as a prerequisite to the use or uses:

                            HIGH DENSITY RESIDENTIAL

2. The Company further insures against loss or damage arising from a final decree of a court of competent jurisdiction

      (a) prohibiting the use Of the land, with any structure presently located thereon, as specified in paragraph 1(b); or

      (b) requiring the removal or alteration of the structure on the basis that, at Date of Policy, the ordinances and amendments thereto have been violated with respect to any following matters:

            (i) Area, width or depth of the land as a building site for the structure;

            (ii)  Floor space area of the structure;

            (iii) Setback of the structure from the property lines of the land;
                  or

            (iv)  Height of the structure.

      There shall be no liability under this endorsement based on the invalidity of the ordinances and amendments thereto until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses.

      Loss or damage as to the matters insured against by this endorsement shall not include loss or damage sustained or incurred by reason of the refusal of any person to purchase, lease or lend money on the estate or interest covered by this policy.

      This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

                                 CHICAGO TITLE INSURANCE COMPANY

Dated: December 31, 1996


                                 By: /s/ [ILLEGIBLE]
                                    --------------------------------
                                         Authorized Signatory

                                 CLTA Form 1232 (Rev. 3-13-87)

3305 (Usury)

                              E N D O R S E M E N T

                        Attached to and forming a part of

                               Policy No. 1704853

                         CHICAGO TITLE INSURANCE COMPANY

Dated as of the date of the policy to which this endorsement is attached.

The Company hereby insures the insured against loss or damage which the insured shall sustain by reason of the entry of a final court order or judgment determining and adjudging.

That the lien of the mortgage referred to in Schedule A is invalid or unenforceable as to the principal and interest due on the note secured thereby, said interest being computed in accordance with the provisions of said mortgage and note, on the ground that the loan evidenced by the note secured thereby is usurious in whole or in part under the laws of the State of California.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsement. thereto. Except to the extent expressly stated. it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

                                       CHICAGO TITLE INSURANCE COMPANY

                                       By: /s/ [ILLEGIBLE]
                                          --------------------------------
                                                Authorized Signatory

AGGREGATE TIE-IN

                              E N D O R S E M E N T

                        Attached to and forming a part of

                          Policy Nos. (See Exhibit "A")

                                    Issued by

                         CHICAGO TITLE INSURANCE COMPANY

The Company acknowledges that the land described in Schedule A of this binder/policy is part of the aggregate purchase of $45,000,000 purchased along with other property set forth in Schedule A of the binders/policies shown below, by the Vestee on December 31, 1996. The binder/policy liability is aggregated with binders/policies issued concurrently herewith shown by the following binder/policy references:

                            SEE EXHIBIT "A" ATTACHED

Anything to the contrary notwithstanding in Paragraph 6(a) (ii) of the Conditions and Stipulations of the Binder/Policy, the coverage afforded in this Binder/Policy is aggregated with the coverage in all of the other binders/policies identified in this endorsement so the effective insurance coverage is $45,000,000. The total liability of the Company under this and all binders/policies identified in this endorsement shall not exceed such amount, but its liability in this Binder/Policy for the land described in Schedule A remains limited by the provisions of Paragraph 6 (a) (i), 6 (a) (iii), of the Conditions and Stipulations of this Binder/Policy. Any payment by the Company on this or any of the binders/policies listed in this Endorsement shall reduce the aggregate liability of the Company under all binders/policies, by the amount so paid.

This endorsement is made a part of the binder/policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date 0, the policy and any prior endorsements, nor does it increase the amount thereof.

Nothing Contained herein shall be construed as extending or changing the effective date of the aforesaid binder/policy unless otherwise expressly stated.

IN WITNESS WHEREOF, the Company has caused its corporate name to be hereunto affixed by its duly authorized officer(s).

                                           CHICAGO TITLE INSURANCE COMPANY


                                           By: /s/ [ILLEGIBLE]
                                              --------------------------------
                                                    Authorized Signatory

                                   EXHIBIT "A"

Policy Number:           Country:           State:

1704860                  MONTEREY         CALIFORNIA
1704855                  MONTEREY         CALIFORNIA
1704856                  MONTEREY         CALIFORNIA
1704858                  MONTEREY         CALIFORNIA
1704854                  MONTEREY         CALIFORNIA
1704861                  MONTEREY         CALIFORNIA
1704859                  MONTEREY         CALIFORNIA
1704857                  MONTEREY         CALIFORNIA
1704853                  MONTEREY         CALIFORNIA
1704862                  MONTEREY         CALIFORNIA

CONTINGENT LOSS
FIRST LOSS

                                   ENDORSEMENT

                        Attached to and forming a part of

                               Policy No. 1704853

                                    Issued by

                         CHICAGO TITLE INSURANCE COMPANY

In the event a defect, lien, encumbrance or other matter insured against by this Policy creates a loss or a series of lossess which exceed in the aggregate ten percent (10%) of the amount of insurance shown in Schedule A of this Policy, the amount which the Company shall be liable to pay shall be determined without requiring maturity of the entire indebtedness by acceleration or otherwise, and without requiring the insured to pursue its remedies against any properties which secure the indebtedness other than foreclosure upon the premises described in Schedule A. The liability of the Company under this endorsement shall in no case exceed the diminution in the value of the affected property caused by the defect, lien or encumbrance or other matter less the liability of the Company for insurance on the affected parcel of any lien or of any mortgage in Schedule B of this policy. provided, however, that nothing in this endorsement shall affect or impair the Company's right of subrogation with respect to the insured premises.

Subrogation rights of the Company shall include entitlement to reimbursement for all amounts paid under this endorsement should the indebtedness secured by the insured mortgage be repaid or recovered through other securities, such possible repayment or recovery being intended to render loss described herein as contingent. The Company reserves the right before paying any amount under this endorsement to obtain reasonable security for its rights of reimbursement.

Further, it is a condition of this endorsement that the Company may, at its option, require that any payment to the insured be applied to reduce the indebtedness secured by the insured mortgage.

Dated: December 31, 1996

                                           CHICAGO TITLE INSURANCE COMPANY


                                           By: /s/ [ILLEGIBLE]
                                              --------------------------------
                                                    Assistant Secretary

                                                                         ADDENDA
--------------------------------------------------------------------------------

                                ZONING ORDINANCE
                                    (R-H-2.3)

ARTICLE II - BASE DISTRICT REGULATIONS
DIVISION 6 - R-H (HIGH DENSITY RESIDENTIAL DISTRICT REGULATIONS)
--------------------------------------------------------------------------------

                                    CONTENTS

Sec. 37-44  Specific purposes................................................6-1
Sec. 37-45  Use classifications..............................................6-2
Sec. 37-46  Property development regulations.................................6-5
Sec. 37-47  Zoning Certificate...............................................6-9
Sec. 37-48  High density residential design guidelines.......................6-9
Sec. 37-49  Reserved........................................................6-23
Sec. 37-50  Reserved........................................................6-23

SEC. 37-44. SPECIFIC PURPOSES.

In addition to the general purposes listed in Division 37-1: General Provisions, the specific purposes of the High Density Residential District regulations are to:

      A. Provide appropriately located areas for high density multiple family dwelling units consistent with the General Plan and with standards of public health and safety established by the Salinas Municipal Code;

      B. Provide adequate light, air, privacy, and open space for each dwelling unit and protect residents from the harmful effects of excessive noise, population density, traffic congestion and other adverse environmental impacts;

      C. Promote development of affordable housing by providing a density bonus for projects in which a portion of the dwellings are affordable to qualifying households;

      D. Achieve design compatibility through the use of site development standards;

      E. Protect adjoining low density residential districts from excessive noise or loss of sun, light, quiet, and privacy resulting from proximity to multifamily dwellings;

      F. Provide sites for public and semipublic land uses needed to complement residential development or requiring a residential environment; and


                                                                      Page 6 - 1

ARTICLE II - BASE DISTRICT REGULATIONS
DIVISION 6 - R-H (HIGH DENSITY RESIDENTIAL DISTRICT REGULATIONS)

      G. Ensure the provision of public services and facilities needed to accommodate planned population densities.

The additional purposes of each R-H District are as follows:

      R-H-3.6. To provide for high density multifamily dwelling units where the maximum density including density bonus is 15 dwelling units per net acre.

      R-H-2.3. To provide for high density multifamily dwelling units where the maximum density including density bonus is 24 dwelling units per net acre.

      R-H-1.9. To provide for high density multifamily dwelling units in the Central City where the maximum density including density bonus is 28 dwelling units per net acre. (Ord. No.2200 (NCS))

SEC. 37-45. USE CLASSIFICATIONS.

In the following schedule, the letter "P" designate use classifications permitted in the R-H District, the letters "CUP" designate use classifications allowed on approval of a Conditional Use Permit and the letters "SPR" designate use classifications allowed on approval of a Site Plan Review.

--------------------------------------------------------------------------------
       R-H (HIGH DENSITY RESIDENTIAL)         P         Permitted
            USE CLASSIFICATIONS               SPR       Site Plan Review
                                              CUP       Conditional Use Permit
                                              PUD       Planned Unit
                                                        Development Permit

--------------------------------------------------------------------------------
                                                              Additional
                                                                 Use
                                ZONING DISTRICT              Regulations
                         -------------------------------   (See footnotes
          USE            R-H-3.6              R-H-1.9          below)
--------------------------------------------------------------------------------
RESIDENTIAL USES:
-----------------
Family day care homes:
Large                     SPR       SPR       SPR           (3)

Small                     P         P         P             (6)

Home occupations          P         P         P             (2)

Interim housing           CUP       CUP       CUP           (2)
--------------------------------------------------------------------------------


Page 6 - 2

ARTICLE II - BASE DISTRICT REGULATIONS
DIVISION 6 - R-H (HIGH DENSITY RESIDENTIAL DISTRICT REGULATIONS)

--------------------------------------------------------------------------------
       R-H (HIGH DENSITY RESIDENTIAL)         P         Permitted
            USE CLASSIFICATIONS               SPR       Site Plan Review
                                              CUP       Conditional Use Permit
                                              PUD       Planned Unit
                                                        Development Permit

--------------------------------------------------------------------------------
                                                                     Additional
                                                                        Use
                                        ZONING DISTRICT             Regulations
                                 -------------------------------  (See footnotes
          USE                    R-H-3.6              R-H-1.9         below)
--------------------------------------------------------------------------------

Manufactured housing             P         P          P

Mobile home parks                CUP       CUP        CUP            (4)

Multifamily dwellings            SPR       SPR        SPR

Planned unit                     PUD       PUD        PUD            (5)

developments

Residential care  facilities      P         P          P

Residential service              CUP       CUP        CUP

facilities

Second dwellings                 CUP       CUP        CUP            (9)

Single family dwellings           P         P          P

PUBLIC & SEMIPUBLIC:
--------------------

Convalescent hospitals           CUP       CUP        CUP

Cultural institutions            CUP       CUP        CUP

Day care center                  CUP       CUP        CUP

Park and recreation              CUP       CUP        CUP

facilities

Public safety facilities         CUP       CUP        CUP

Religious assembly               CUP       CUP        CUP

Schools, public/private          CUP       CUP        CUP

Telecommunications               NP        NP          NP

facilities, major

Utilities, major                 CUP       CUP        CUP

--------------------------------------------------------------------------------


                                                                      Page 6 - 3

ARTICLE II - BASE DISTRICT REGULATIONS
DIVISION 6 - R-H (HIGH DENSITY RESIDENTIAL DISTRICT REGULATIONS)

--------------------------------------------------------------------------------
       R-H (HIGH DENSITY RESIDENTIAL)         P         Permitted
            USE CLASSIFICATIONS               SPR       Site Plan Review
                                              CUP       Conditional Use Permit
                                              PUD       Planned Unit
                                                        Development Permit

--------------------------------------------------------------------------------
                                                                     Additional
                                                                        Use
                                        ZONING DISTRICT             Regulations
                                 -------------------------------  (See footnotes
          USE                    R-H-3.6              R-H-1.9         below)
--------------------------------------------------------------------------------

ACCESSORY STRUCTURE              SPR         SPR      SPR           (7),(10)
-------------------
& USES
------

Animals, domestic                                                   (1)

Telecommunications               CUP         CUP      CUP           (11)

Facilities, minor

Utilities, minor                  P           P        P

TEMPORARY USES                    P           P        P            (8)

NONCONFORMING USES &             See Division 37-20: Nonconforming Uses &
--------------------             Structures.
STRUCTURES
----------
--------------------------------------------------------------------------------

FOOTNOTES:

      (1) Not more than 4 domestic animals may be kept on a lot except that newborn and baby animals up to the age of 3 months shall not be counted.

      (2)   See Section 37-147: Home occupations in R Districts.

      (3)   See Section 37-150: Large family day care homes.

      (4)   See Section 37-151: Mobile home parks.

      (5)   See Division 26: Planned Unit Development Permits.

      (6) Small residential care facilities, small family day care facilities and interim housing serving 6 or fewer people are permitted. Such facilities shall be designed to accommodate a group living environment or be appropriate for small family day care.

      (7) See Section 37-137: Accessory structures & uses. Accessory structures and uses will require a Site Plan Review or a conditional Use Permit if required by the principal use.

      (8) See Section 37-164: Temporary uses and Division 37-24: Temporary Use of Land Permits.

      (9)   See Section 37-161: Second Dwelling units.


Page 6 - 4

ARTICLE II - BASE DISTRICT REGULATIONS
DIVISION 6 - R-H (HIGH DENSITY RESIDENTIAL DISTRICT REGULATIONS)

      (10) Any enclosed accessory structure with plumbing and/or gas utility connections is required to obtain a conditional use permit in accordance with Division 37-22: Variances and Conditional Use Permits, except for hot tubs, gazebos used to cover hot tubs, spas or pools, or other uses determined as similar by the Community Development Director. Plumbing for: laundry facilities, water heaters, and HVAC units in attached garages are exempt.

      (11)  See Section 37-163.1: Telecommunications facilities.

            (Ord. No. 2200 (NCS); Ord. No. 2245 (NCS); Ord. No. 2280 (NCS); Ord.
            No. 2301 (NCS)

SEC. 37-36. PROPERTY DEVELOPMENT REGULATIONS.

The following schedule prescribes development regulations for the High Density Residential District:

--------------------------------------------------------------------------------
                         R-H (HIGH DENSITY RESIDENTIAL)
                        PROPERTY DEVELOPMENT REGULATIONS
--------------------------------------------------------------------------------
                                                                     Additional
                                        ZONING DISTRICT             Regulations
                                 -------------------------------  (See footnotes
          USE                    R-H-3.6              R-H-1.9         below)
--------------------------------------------------------------------------------

Lot size (sq. ft.)               7,200      7,200     7,200       (A)(B)(C)

Lot area per unit (sq. ft.):

Less than 6,000                  6,000      6,000     6,000       (A)
 6,000 and over

  With density bonus             2,900      1,800     1,500       (D) (E)

Lot width (ft.)                  75         75        75

Corner lots                      80         80        80

Lot depth (ft.)                  100        100       100

Lot frontage (ft.)               35         35        35

Yards:

Front (ft.)                      20         20        20          (F)(G)

Side (ft. per story)             10         10        10          (F)

Corner side (ft.)                20         20        20          (F)(J)

Rear (ft. per story)             10         10        10          (F)


                                                                      Page 6 - 5

ARTICLE II - BASE DISTRICT REGULATIONS
DIVISION 6 - R-H (HIGH DENSITY RESIDENTIAL DISTRICT REGULATIONS)

--------------------------------------------------------------------------------
                         R-H (HIGH DENSITY RESIDENTIAL)
                        PROPERTY DEVELOPMENT REGULATIONS
--------------------------------------------------------------------------------
                                                                     Additional
                                        ZONING DISTRICT             Regulations
                                 -------------------------------  (See footnotes
          USE                    R-H-3.6              R-H-1.9         below)
--------------------------------------------------------------------------------

Bedrooms per unit (% of
total units):

 3 or more bedrooms              20         20        20

 4 or more bedrooms              10         10        10

Distance between                 10         10        10          (H)
structures (ft.)

Driveway length (ft. from        23         23        23          (L)
side walk)

Maximum height (ft.)             30         30        30          (K)

Maximum nonresidential FAR
                                 0.3        0.3       0.3         (P)

Usable open space per            500        500       500         (M)
dwelling (sq. ft.)

Single family dwellings                                           (O)


Landscaping                      See Section 37-148: Landscaping
                                 and irrigation.

Fences and walls                                                  (N)

Off-street parking and           See Division 37-18: Off-Street
loading                          Parking & Loading Regulations.

Driveway and corner              See Section 37-181: Driveway
visibility                       and corner visibility.

Signs                            See Division 37-19: Signs.

Outdoor facilities               See Section 37-153: Outdoor
                                 facilities.

Accessory structures &           See Section 37-137: Accessory
uses                             structures & uses.

Screening of mechanical          See Section 37-160: Screening
equipment                        of mechanical equipment.


Page 6 - 6

ARTICLE II - BASE DISTRICT REGULATIONS
DIVISION 6 - R-H (HIGH DENSITY RESIDENTIAL DISTRICT REGULATIONS)

                              R-H (HIGH DENSITY RESIDENTIAL)
                             PROPERTY DEVELOPMENT REGULATIONS

--------------------------------------------------------------------------------
                         R-H (HIGH DENSITY RESIDENTIAL)
                        PROPERTY DEVELOPMENT REGULATIONS
--------------------------------------------------------------------------------
                                                                     Additional
                                        ZONING DISTRICT             Regulations
                                 -------------------------------  (See footnotes
          USE                    R-H-3.6              R-H-1.9         below)
--------------------------------------------------------------------------------

Swimming pools, spas and         See Section 37-163: Swimming pools, spas and
hot tubs                         hot stubs.

Recycling and solid waste        See Section 37-157: Recycling and solid waste
disposal                         disposal regulations.

Underground utilities            See Section 37-165: Underground utilities.

Performance standards            See Section 37-154: Performance standards.

Planned unit developments        See Division 37-26: Planned Unit Development
                                 Permits.

Nonconforming uses &             See Division 37-20: Nonconforming Uses &
structures                       Structures.

Recreational vehicles,           See Section 37-156: Recreational vehicles,
prohibited vehicles, and         prohibited vehicles and equipment parking and
equipment                        storage in R Districts.

Condominium conversions          See Section 37-142: Condominium conversions.

Vehicle trip reduction           See Section 37-165.1: Vehicle trip reduction.

FOOTNOTES:
----------

      (A)   See Section 37-144: Development on existing lots of record.

      (B) See Section 37-143: Development on lots divided by district boundaries.

      (C) Minimum lot sizes may be reduced when the exclusive use of such lots is intended for utility substations, pumping stations, and other similar facilities.

      (D) See Section 37-139: Affordable housing density bonus. The maximum allowable density permitted in Conditional Growth Areas identified in the Salinas General Plan shall be 22 units per net acre with the use of both the density bonus plus the additional incentive of a site specific density increase, in accordance with Section 37-139:
            Affordable housing density bonus.


                                                                      Page 6 - 7

                                                                         ADDENDA
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                                   FLOOD ZONE
                                    (ZONE B)

                                                                         ADDENDA
--------------------------------------------------------------------------------

                           PROFESSIONAL QUALIFICATIONS

--------------------------------------------------------------------------------
                                     ARTHUR
                                    ANDERSEN

                              JAMES A. GAVIN, MAI

                              PROFESSIONAL QUALIFICATIONS
                              --------------------------------------------------

PRESENT POSITION EXPERIENCE   Mr. James A. Gavin is a Principal in the Real
                              Estate Services Group of Arthur Andersen in the
                              Firm's Northern California region. He specializes in the analysis and valuation of real estate.

EXPERIENCE                    Mr. Gavin has been actively engaged in the real
                              estate industry since 1980. He has conducted and supervised appraisals for purposes of purchase price allocation, estate planing, construction and refinance lending, and foreclosure proceedings. He has also had significant involvement on due diligence assignments relative to bank and savings and loan acquisitions.

                              Mr. Gavin has also had significant appraisal management experience. From 1983 to 1986, he opened and managed the San Jose regional appraisal office for Lloyd's Bank of California (now Sanwa
                              Bank). He completed and oversaw valuation work on commercial and multi-family construction projects. He also was responsible for approving construction draw requests from project general contractors. In early 1986, Mr. Gavin left Lloyd's Bank to become Vice President and Assistant Chief Appraiser for Wells Fargo Bank's San Jose regional office as part of their Real Estate Industries Group. There he managed and reviewed the work of a staff of five appraisal personnel and one cost engineer, along with completing special assignments for other lending arms of the Bank.

                              Mr. Gavin joined Arthur Andersen in August 1990 and heads the Real Estate Valuation Practice for the Northern California Valuation Services Group. Since coming to Arthur Andersen, he became the Firm's Engagement Manager on a worldwide branch valuation assignment for Bank of America as part of its merger with Security Pacific Bank.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              Mr. Gavin has also expanded the group's client base by providing valuation services to such diverse non-tax and non-audit clients as Wells Fargo Bank, Bank of America, McKesson Corporation, Sun Microsystems, and Forest City Enterprises. This client base is in addition to work completed for such existing Firm clients as American Real Estate Group, Sanwa Bank and Marriott Corporation. Mr. Gavin has also been involved on RTC related engagements as a project manager on work related to Gibralter Savings and Home Savings in San Diego.

                              Mr. Gavin's master planned community experience includes the valuation of Aviara, a 2,000 acre community in Carlsbad, California. This project included an 18 hole championship golf course designed by Arnold Palmer, a Four Seasons Hotel, and a mixture of custom lot, single family and multi-family residential programs. A shopping center and elementary school, built to support the proposed housing element, was also part of the master plan.

                              Another major master planned community appraised by Mr. Gavin's group is Lake Las Vegas in Hendersen, Nevada. Lake Las Vegas is a 2,200 acre community built around a man-made lake. The project, at full build-out, will include approximately 1,000 custom lot, single family and multi-family units. The custom lot and single family portions are centered by a private golf course designed by Jack Nicklaus. These additional courses will be constructed around a proposed 6,000 room resort hotel/casino component and the multi-family component. There will also be an office/retail component to support the residential build-out.

Education                     Mr. Gavin received his Bachelor of Business
                              Administration degree from the University of Wisconsin with an emphasis in real estate and urban economics in 1980. He has also taken advanced level courses in statistics and accounting in the Masters Business Program at Santa Clara University. He is involved in an ongoing educational program given by the Appraisal
                              Institute necessary to maintain the MAI
                              designation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              To receive the MAI designation, Mr. Gavin completed the required seven courses covering a variety of theoretical, mathematical and ethical issues. Mr. Gavin is a certified general real estate appraiser for the state of California, License # AG005296. Mr. Gavin is also a state certified appraiser in Nevada, Michigan, Utah and Washington.

Professional Affiliations     Mr. Gavin is a member of the Appraisal Institute
                              where he is a past Chairman of the Northern
                              California Experience Committee. He is also a member of the Institute's Ethics and Counseling
                              Committee. He received his MAI designation in 1988.

Testimony Experience          Assessment Appeals Board in San Francisco County
                              on behalf of Marriott Corporation. Case was successfully completed during the first quarter of 1994.

                              Deposed related to valuation matters on a Master Planned Community in San Diego County. Case was settled before the Superior Court in San Diego in 1994.

                              IRS Federal Tax Court testimony in San Francisco related to leasehold interest valuations for a national clothing chain in connection with its regional mall locations. Case was successfully resolved in January 1995.

                              Deposed related to lost profits matter on behalf of a Hawaii real estate developer.

                              Deposed related to valuation matters on two real estate portfolios in order to assist in net worth calculations. Case was before the Superior Court of Contra Costa County and settled in 1996.

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                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO. SC
                               DEVLIN W. GARDELLA

                              PROFESSIONAL QUALIFICATIONS
                              --------------------------------------------------

PRESENT POSITION:             Mr. Gardella is a Manager in the Valuation
                              Services Group (VSG) at Arthur Andersen, San
                              Francisco. He joined VSG in 1992.

EXPERIENCE:                   Mr. Gardella specializes in real estate valuation
                              and consulting services. On the consulting side, he recently conducted a collaborative project with six high-technology, publicly-held companies to benchmark financial data and real estate delivery processes and to identify performance gaps and best practices. Mr. Gardella has also assisted with business locations analyses for a multi-billion dollar company by developing detailed capital/expense budgets, augmenting existing financial models, and designing reorganization strategies.

                              Additionally, Mr. Gardella has provided valuation services, transaction support/negotiation, and feasibility analyses for commercial, industrial, residential and agricultural properties in many states across the country.

                              Prior to Arthur Andersen, Mr. Gardella served as a real estate advisor to the Executor of a family estate and as a real estate analyst with Liquidity Fund Investment Corporation and its National Real Estate Index. (Liquidity Fund created the secondary market for real estate limited partnerships in the late 198Os.)

EDUCATION                     Mr. Gardella earned his Bachelor of Science degree
                              in Business Administration, with emphases in Real
                              Estate and Finance, from the University of California, Berkeley.

                              He has also successfully completed several courses held by the Appraisal Institute and the Commercial Investment Real Estate Institute, including:

                                     Financial & Decision Analysis for
                                      Commercial Real Estate;
                                     Advanced Income Capitalization;
                                     Advanced Appraisal Applications;
                                     Advanced sales Comparison & Cost
                                     Approaches; and Highest & Best Use and
                                      Market Analysis

PROFESSIONAL AFFILIATIONS     Candidate for the MAI designation of the Appraisal
                              Institute and for the CCIM designation of the Commercial Investment Real Estate Institute.


                                                                  September 1997
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